                                                                Exhibit 4(c)



                         THE LINCOLN ELECTRIC COMPANY
                            EMPLOYEE SAVINGS PLAN


                                                   THE LINCOLN ELECTRIC COMPANY
                                                       EMPLOYEE SAVINGS PLAN


                                                         Table of Contents
                                                         -----------------

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
                       ARTICLE I - DEFINITIONS AND CONSTRUCTION  . . . . . .. . . . . . . . . . . . . . . . .    1
         1.1       DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
                   (1)       ACCOUNT AND SUB-ACCOUNT  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
                   (2)       ADMINISTRATIVE COMMITTEE OR COMMITTEE  . . . . . . . . . . . . . . . . . . . . .    1
                   (3)       ADMINISTRATOR OR PLAN ADMINISTRATOR  . . . . . . . . . . . . . . . . . . . . . .    1
                   (4)       BASE COMPENSATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
                   (5)       BEFORE-TAX CONTRIBUTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
                   (6)       BENEFICIARY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
                   (7)       BOARD  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
                   (8)       BONUS COMPENSATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
                   (9)       BREAK IN SERVICE AND 1-YEAR BREAK IN
                              SERVICE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
                   (10)      CODE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
                   (11)      COMPANY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
                   (12)      COMPANY STOCK  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
                   (13)      COMPANY STOCK FUND . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
                   (14)      COMPENSATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
                   (15)      CONTROLLED GROUP . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
                   (16)      CONTROLLED GROUP MEMBER  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
                   (17)      COVERED EMPLOYEE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
                   (18)      DEATH BENEFICIARY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
                   (19)      EFFECTIVE DATE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
                   (20)      ELIGIBLE EMPLOYEE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
                   (21)      ELIGIBLE ROLLOVER DISTRIBUTION . . . . . . . . . . . . . . . . . . . . . . . . .    6
                   (22)      EMPLOYEE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
                   (23)      EMPLOYER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
                   (24)      EMPLOYER CONTRIBUTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
                   (25)      EMPLOYMENT COMMENCEMENT DATE . . . . . . . . . . . . . . . . . . . . . . . . . .    8
                   (26)      EMPLOYMENT SEVERANCE AND EMPLOYMENT
                              SEVERANCE DATE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
                   (27)      ENROLLMENT DATE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
                   (28)      ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
                   (29)      FIDUCIARY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
                   (30)      HARDSHIP . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
                   (31)      HIGHLY COMPENSATED EMPLOYEE  . . . . . . . . . . . . . . . . . . . . . . . . . .    9
                   (32)      HOUR OF SERVICE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
                   (33)      INVESTMENT COMMITTEE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
                   (34)      INVESTMENT FUNDS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
                   (35)      MATCHING EMPLOYER CONTRIBUTIONS  . . . . . . . . . . . . . . . . . . . . . . . .   11
                   (36)      MATCHING EMPLOYER CONTRIBUTION PERCENTAGE  . . . . . . . . . . . . . . . . . . .   11
                   (37)      MEMBER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
                   (38)      NAMED FIDUCIARIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
                   (39)      NORMAL RETIREMENT DATE . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
                   (40)      PLAN . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
                   (41)      PLAN YEAR  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
                   (42)      PROFIT SHARING CONTRIBUTIONS . . . . . . . . . . . . . . . . . . . . . . . . . .   12






                                    - i -
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
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
                   (43)      QUALIFIED NONELECTIVE CONTRIBUTIONS  . . . . . . . . . . . . . . . . . . . . . .   12
                   (44)      REEMPLOYMENT COMMENCEMENT DATE . . . . . . . . . . . . . . . . . . . . . . . . .   13
                   (45)      ROLLOVER CONTRIBUTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
                   (46)      SALARY REDUCTION AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
                   (47)      SPOUSE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
                   (48)      TRUST  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
                   (49)      TRUST AGREEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
                   (50)      TRUSTEE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
                   (51)      TRUST FUND . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
                   (52)      VALUATION DATE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
                   (53)      VESTED INTEREST  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
                   (54)      VESTING SERVICE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
                   (55)      YEAR OF VESTING SERVICE  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
         1.2       CONSTRUCTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16

ARTICLE II - ELIGIBILITY AND MEMBERSHIP . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
         2.1       ELIGIBLE EMPLOYEES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
         2.2       COMMENCEMENT OF MEMBERSHIP . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
         2.3       DURATION OF MEMBERSHIP . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19

ARTICLE III - BEFORE-TAX AND ROLLOVER CONTRIBUTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
         3.1       AMOUNT OF CONTRIBUTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
         3.2       PAYMENTS TO TRUSTEE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
         3.3       CHANGES IN CONTRIBUTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
         3.4       SUSPENSION AND RESUMPTION OF CONTRIBUTIONS . . . . . . . . . . . . . . . . . . . . . . . .   21
         3.5       EXCESS DEFERRALS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
         3.6       EXCESS BEFORE-TAX CONTRIBUTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
         3.7       EXCESS MATCHING EMPLOYER CONTRIBUTIONS . . . . . . . . . . . . . . . . . . . . . . . . . .   26
         3.8       MULTIPLE USE OF ALTERNATIVE LIMITATION . . . . . . . . . . . . . . . . . . . . . . . . . .   29
         3.9       MONITORING PROCEDURES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
         3.10      ROLLOVER CONTRIBUTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32

ARTICLE IV - EMPLOYER CONTRIBUTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
         4.1       AMOUNT OF MATCHING EMPLOYER CONTRIBUTIONS  . . . . . . . . . . . . . . . . . . . . . . . .   33
         4.2       TIME OF MATCHING EMPLOYER CONTRIBUTIONS  . . . . . . . . . . . . . . . . . . . . . . . . .   33
         4.3       ALLOCATION OF MATCHING EMPLOYER CONTRIBUTIONS  . . . . . . . . . . . . . . . . . . . . . .   34
         4.4       QUALIFIED NONELECTIVE CONTRIBUTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
         4.5       ALLOCATION OF QUALIFIED NONELECTIVE
                    CONTRIBUTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
         4.6        PROFIT SHARING CONTRIBUTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
         4.7       ALLOCATION OF PROFIT SHARING CONTRIBUTIONS . . . . . . . . . . . . . . . . . . . . . . . .   35
         4.8       RETURN OF CONTRIBUTIONS TO EMPLOYERS . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
         4.9       MAXIMUM ADDITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
         4.10      MAXIMUM BENEFITS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
         4.11      DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41

ARTICLE V - INVESTMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
         5.1       INVESTMENT FUNDS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
         5.2       ACCOUNT; SUB-ACCOUNT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
         5.3       REPORTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
         5.4       VALUATION OF INVESTMENT FUNDS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
         5.5       INVESTMENT OF CONTRIBUTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
         5.6       DIRECTIONS TO TRUSTEE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
         5.7       LOANS TO MEMBERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46

ARTICLE VI - DISTRIBUTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52
         6.1       VESTING AND DISTRIBUTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52
         6.2       DISTRIBUTIONS ON DEATH WHILE AN EMPLOYEE . . . . . . . . . . . . . . . . . . . . . . . . .   52
         6.3       DISTRIBUTIONS ON EMPLOYMENT SEVERANCE  . . . . . . . . . . . . . . . . . . . . . . . . . .   52






                                    - ii -
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
         6.4       DISTRIBUTIONS ON DEATH AFTER EMPLOYMENT SEVERANCE  . . . . . . . . . . . . . . . . . . . .   55
         6.5       DISTRIBUTIONS PURSUANT TO A QDRO . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   56
         6.6       LATEST TIME OF DISTRIBUTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   56
         6.7       WITHDRAWALS ON ACCOUNT OF HARDSHIP . . . . . . . . . . . . . . . . . . . . . . . . . . . .   57
         6.8       EFFECT OF FIVE CONSECUTIVE 1-YEAR BREAKS IN
                    SERVICE ON VESTING SERVICE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   59
         6.9       DISTRIBUTION ON SALE OF ASSETS OR DISPOSITION
                    OF BUSINESS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   59
         6.10      TRANSFERS OF ELIGIBLE ROLLOVER DISTRIBUTIONS . . . . . . . . . . . . . . . . . . . . . . .   60

ARTICLE VII - ADMINISTRATION OF THE TRUST FUND  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62
         7.1       THE TRUST FUND . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62
         7.2       NO GUARANTEE AGAINST LOSS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62
         7.3       PAYMENT OF BENEFITS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62
         7.4       NO DIVERSION OF TRUST FUND . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   63

ARTICLE VIII - COMMITTEES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   64
         8.1       COMPOSITION OF COMMITTEES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   64
         8.2       CERTIFICATION OF MEMBERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   64
         8.3       FORMALITIES OF COMMITTEE ACTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   64
         8.4       ADOPTION OF RULES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   65
         8.5       FUNCTION AND DUTIES OF ADMINISTRATIVE COMMITTEE  . . . . . . . . . . . . . . . . . . . . .   66
         8.6       RELIANCE ON RECORDS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   67
         8.7       REVOCABILITY OF ADMINISTRATIVE COMMITTEE ACTION  . . . . . . . . . . . . . . . . . . . . .   68
         8.8       RESPONSIBILITIES OF INVESTMENT COMMITTEE . . . . . . . . . . . . . . . . . . . . . . . . .   68
         8.9       COMPENSATION AND EXPENSES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   69
         8.10      UNIFORM ADMINISTRATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   69

ARTICLE IX - CLAIMS PROCEDURES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   70
         9.1       METHOD OF FILING CLAIM . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   70
         9.2       NOTIFICATION TO CLAIMANT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   70
         9.3       REVIEW PROCEDURE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   71

ARTICLE X - ADMINISTRATION OF THE PLAN
                    AND FIDUCIARY RESPONSIBILITIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   73
         10.1      RESPONSIBILITY FOR ADMINISTRATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   73
         10.2      NAMED FIDUCIARIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   73
         10.3      DELEGATION OF FIDUCIARY RESPONSIBILITIES . . . . . . . . . . . . . . . . . . . . . . . . .   73
         10.4      IMMUNITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   74
         10.5      LIMITATION ON EXCULPATORY PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . .   75

ARTICLE XI - MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   76
         11.1      SPENDTHRIFT PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   76
         11.2      FACILITY OF PAYMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   76
         11.3      NO ENLARGEMENT OF EMPLOYMENT RIGHTS  . . . . . . . . . . . . . . . . . . . . . . . . . . .   76
         11.4      MERGER OR TRANSFER OF ASSETS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   77
         11.5      ACTION BY COMPANY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   77
         11.6      SEVERABILITY PROVISION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   77

ARTICLE XII - OTHER EMPLOYERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   79
         12.1      ADOPTION BY OTHER EMPLOYERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   79
         12.2      COSTS AND EXPENSES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   79
         12.3      WITHDRAWAL OF EMPLOYER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   79

ARTICLE XIII - AMENDMENT OR TERMINATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   81
         13.1      RIGHT TO AMEND OR TERMINATE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   81
         13.2      PROCEDURE FOR TERMINATION OR AMENDMENT . . . . . . . . . . . . . . . . . . . . . . . . . .   81






                                   - iii -
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
         13.3      DISTRIBUTION UPON TERMINATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   81
         13.4      AMENDMENT CHANGING VESTING SCHEDULE  . . . . . . . . . . . . . . . . . . . . . . . . . . .   81
         13.5      NONFORFEITABLE AMOUNTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   82
         13.6      PROHIBITION ON DECREASING ACCRUED BENEFITS . . . . . . . . . . . . . . . . . . . . . . . .   82

ARTICLE XIV - RULES REGARDING COMPANY STOCK . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   84
         14.1      VOTING COMPANY STOCK . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   84
         14.2      SALE OF COMPANY STOCK  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   85
         14.3      TENDER OFFER FOR COMPANY STOCK . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   85

ARTICLE XV - TOP-HEAVY PLAN REQUIREMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   88
         15.1      DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   88
                   (1)       AGGREGATION GROUP  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   88
                   (2)       COMPENSATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   88
                   (3)       DEFINED BENEFIT PLAN . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   88
                   (4)       DEFINED CONTRIBUTION PLAN  . . . . . . . . . . . . . . . . . . . . . . . . . . .   88
                   (5)       DETERMINATION DATE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   88
                   (6)       EXTRA TOP-HEAVY GROUP  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   88
                   (7)       EXTRA TOP-HEAVY PLAN . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   88
                   (8)       FORMER KEY EMPLOYEE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   88
                   (9)       KEY EMPLOYEE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   89
                   (10)      NON-KEY EMPLOYEE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   89
                   (11)      PERMISSIVE AGGREGATION GROUP . . . . . . . . . . . . . . . . . . . . . . . . . .   90
                   (12)      REQUIRED AGGREGATION GROUP . . . . . . . . . . . . . . . . . . . . . . . . . . .   90
                   (13)      TOP-HEAVY ACCOUNT BALANCE  . . . . . . . . . . . . . . . . . . . . . . . . . . .   90
                   (14)      TOP-HEAVY GROUP  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   91
                   (15)      TOP-HEAVY PLAN . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   91
         15.2      DETERMINATION OF TOP-HEAVY STATUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   91
         15.3      DETERMINATION OF EXTRA TOP-HEAVY STATUS  . . . . . . . . . . . . . . . . . . . . . . . . .   92
         15.4      TOP-HEAVY PLAN REQUIREMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   93
         15.5      MINIMUM VESTING REQUIREMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   93
         15.6      MINIMUM CONTRIBUTION REQUIREMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   94
         15.7      ADJUSTMENT TO MINIMUM BENEFITS AND ALLOCATIONS . . . . . . . . . . . . . . . . . . . . . .   95
         15.8      COORDINATION WITH OTHER PLANS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   95

                          THE LINCOLN ELECTRIC COMPANY
                              EMPLOYEE SAVINGS PLAN


   The Lincoln Electric Company, an Ohio corporation, hereby adopts this profit sharing plan known as The Lincoln Electric Company Employee Savings Plan, effective as of November 1, 1994.

                    ARTICLE I - DEFINITIONS AND CONSTRUCTION
                    ----------------------------------------

   1.1 DEFINITIONS. The following terms when used in the Plan and the Trust Agreement with initial capital letters, unless the context clearly indicates otherwise, shall have the following respective meanings:
   (1)  ACCOUNT AND SUB-ACCOUNT:  See Section 5.2.
   (2)  ADMINISTRATIVE COMMITTEE OR COMMITTEE:  The committee provided for in
Section 8.1, which shall have the function and duties specified in Section 8.5.
   (3) ADMINISTRATOR OR PLAN ADMINISTRATOR: The Administrator of the Plan, as defined in section 3(16)(A) of ERISA and section 414(g) of the Code, shall be the Company, which may delegate all or any part of its powers, duties and authorities in such capacity (without ceasing to be the Administrator of the Plan) as hereinafter provided.
   (4) BASE COMPENSATION: The regular salary and/or wages and overtime, vacation pay, shift and incentive premiums and regular pay adjustments paid to an Employee by the Employers, specifically excluding, however, Bonus Compensation, reimbursed expenses and other special payments. Unless otherwise indicated herein an Employee's Base Compensation shall be calculated prior to any reduction thereof made pursuant to a Salary Reduction Agreement under the Plan or pursuant to any agreement under section 125 of the Code.
   (5)  BEFORE-TAX CONTRIBUTIONS:  The contributions described in Section 3.1.
   (6) BENEFICIARY: A Member's Death Beneficiary or any other person who, after the death of a Member, is entitled to receive any benefit payable with respect to such Member.
   (7)  BOARD:  The Board of Directors of the Company.
   (8) BONUS COMPENSATION: Bonuses paid to an Employee by the Employers. Unless otherwise indicated herein an Employee's Bonus Compensation shall be calculated prior to any reduction thereof pursuant to a Salary Reduction Agreement under the Plan or pursuant to any agreement made under section 125 of the Code.
   (9) BREAK IN SERVICE AND 1-YEAR BREAK IN SERVICE: An Employee incurs a Break in Service on his Employment Severance Date and a 1-Year Break in Service if he fails to perform an Hour of Service for a Controlled Group Member during the 12-month period beginning on such Employment Severance Date; provided, however, that an Employee whose Employment Severance occurs by reason of his resignation, retirement or discharge shall not incur a Break in Service (or a 1-Year Break in Service) if during the 12-month period commencing with his Employment Severance Date (or, if such Employment Severance occurs during a period of absence referred to in Section 1.1(26)(b), during the 12 month period commencing with the first day of such period of absence) he performs an Hour of Service for a Controlled Group Member. If an Employee is absent from work (a) by reason of the pregnancy of the Employee, (b) by reason of the birth of a child of the Employee, (c) by reason of the placement of a child with the Employee in connection with the adoption of such child by the Employee, or (d) for purposes of caring for a child for a period beginning immediately following the birth or placement of such child, such Employee shall not, solely by reason of such absence, be considered to have incurred a Break in Service until the expiration of the consecutive 24-month period commencing on the first day of such absence and shall incur a 1-Year Break in Service if he does not perform an Hour of Service during the 12-month period immediately following such 24-month period.

   (10) CODE: The Internal Revenue Code of 1986, as it has been and may be amended from time to time.

   (11)  COMPANY:  The Lincoln Electric Company, an Ohio corporation.

   (12) COMPANY STOCK: Any class of voting or non-voting common stock of the Company.

   (13) COMPANY STOCK FUND: An Investment Fund invested primarily in Company Stock.

   (14) COMPENSATION: (a) The total Base Compensation and Bonus Compensation paid to an Employee by the Employers. (b) Notwithstanding the foregoing, Compensation of an Employee taken into account for any purpose for any Plan Year shall not exceed $150,000 (as such amount shall be increased by the cost-of-living adjustment under section 415(d) of the Code).

For purposes of the preceding sentence, in the case of a Highly Compensated Employee who is a 5-percent owner (as such term is defined in section 416(i)(1) of the Code) or one of the ten most Highly Compensated Employees, (i) such Highly Compensated Employee and his family members (which, for this purpose shall mean an Employee's Spouse and lineal descendants who have not attained age 19 before the close of the year in question) shall be treated as a single Employee and the Compensation of such family member shall be aggregated with the Compensation of such Highly Compensated Employee, and (ii) the limitation on Compensation shall be allocated among such Highly Compensated Employee and his family members in proportion to each individual's Compensation.
   (15) CONTROLLED GROUP: The Employers and any and all other corporations, trades and/or businesses, the employees of which together with Employees of an Employer are required by section 414 of the Code to be treated as if they were employed by a single employer.
   (16) CONTROLLED GROUP MEMBER: Each corporation or unincorporated trade or business that is or was a member of the Controlled Group, but only during such period as it is or was such a member of the Controlled Group.
   (17) COVERED EMPLOYEE: An Employee of an Employer who is categorized as a full-time or provisional employee, excluding, however, (a) any "leased employee" (as defined in Section 1.1(22)) of such Employer and (b) any Employees of the Harris Calorific Division of the Company.

   (18) DEATH BENEFICIARY: A Member's Spouse or, if he has no Spouse or if his Spouse consents (in the manner hereinafter described in this Subsection) to the designation hereinafter provided for in this Subsection, such person or persons other than, or in addition to, his Spouse as may be designated by a Member as his Death Beneficiary under the Plan. Such a designation may be made, revoked or changed only by an instrument (in form acceptable to the Committee) which is signed by the Member, which, if he has a Spouse, includes his Spouse's written consent to the action to be taken pursuant to such instrument (unless such action results in the Spouse being named as the Member's sole Death Beneficiary), and which is filed with the Committee before the Member's death. A Spouse's consent required by this Subsection shall be signed by the Spouse, shall acknowledge the effect of such consent, shall be witnessed by any person designated by the Committee as a Plan representative or by a notary public and shall be effective only with respect to such Spouse. At any time when all the persons designated by the Member as his Death Beneficiary have ceased to exist or if the Member has not made an effective Death Beneficiary designation pursuant to this Subsection, his Death Beneficiary shall be his Spouse or, if he does not then have a Spouse, his estate.
   (19) EFFECTIVE DATE: November 1, 1994 for the Company and Members who enter the Plan as Covered Employees of the Company, and, for any other Employer and Members who enter the Plan as Covered Employees of such Employer, the effective date specified by such Employer upon its adoption of the Plan.

   (20) ELIGIBLE EMPLOYEE: An Employee who is eligible for membership in the Plan in accordance with the provisions of Article II.
   (21) ELIGIBLE ROLLOVER DISTRIBUTION: Any distribution of all or any portion of the balance to the credit of the distributee from a qualified trust (as hereinafter defined), except (a) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more, (b) any distribution to the extent the distribution is required under section 401(a)(9) of the Code, (c) the portion of any distribution that is not includible in gross income, and (d) such other amounts specified in Treasury regulations or Internal Revenue Service rulings, notices or announcements issued under section 402(c) of the Code. For purposes of this Subsection, the term "qualified trust" shall mean an employees' trust described in section 401(a) of the Code which is exempt from tax under section 501(a) of the Code.
   (22) EMPLOYEE: An employee of a Controlled Group Member and, to the extent required by section 414(n) of the Code, any person who is a "leased employee" of a Controlled Group Member. For purposes of this Subsection, a "leased employee" means any person who, pursuant to an agreement between a Controlled Group Member and any other person ("leasing organization"), has performed services for the Controlled Group Member on a substantially full-time basis for a period of at least one year, and such services are of a type historically performed by employees in the business field of the Controlled Group Member. Contributions or benefits provided a leased employee by the leasing organization which are attributable to services performed for a Controlled Group Member will be treated as provided by the Controlled Group Member. A leased employee will not be considered an Employee of a Controlled Group Member, however, if (a) leased employees do not constitute more than 20 percent of the Controlled Group Member's nonhighly compensated work force (within the meaning of section 414(n)(5)(C)(ii) of the Code) and (b) such leased employee is covered by a money purchase pension plan maintained by the leasing organization that provides (i) a nonintegrated employer contribution rate of at least 10 percent of compensation (including amounts contributed pursuant to a salary reduction agreement which are excludable from the leased employee's gross income under section 125, section 402(a)(8), section 402(h) or section 403(b) of the Code), (ii) immediate participation, and (iii) full and immediate vesting.
   (23) EMPLOYER: The Company and any other corporation adopting the Plan pursuant to Article XII.
   (24) EMPLOYER CONTRIBUTIONS: Matching Employer Contributions as described in Section 4.1, Qualified Nonelective Contributions as described in Section 4.4 and Profit Sharing Contributions as described in Section 4.6.

   (25) EMPLOYMENT COMMENCEMENT DATE: The date on which an Employee first performs an Hour of Service for a Controlled Group Member.
   (26) EMPLOYMENT SEVERANCE AND EMPLOYMENT SEVERANCE DATE: An Employment Severance occurs on the earlier of (a) the date on which an Employee's employment with the Controlled Group is terminated because of death, resignation, retirement or discharge or (b) the first anniversary of the first day of a period in which the Employee remains absent from employment (with or without pay) with the Controlled Group for any reason other than death, resignation, retirement or discharge; and the date on which an Employee's Employment Severance occurs shall be referred to as his Employment Severance Date.
   (27) ENROLLMENT DATE: November 16, 1994 and the first day of each January, April, July and October thereafter.
   (28) ERISA: The Employee Retirement Income Security Act of 1974, as amended.
   (29) FIDUCIARY: Any person who (a) exercises any discretionary authority or discretionary control respecting management of the Plan or exercises any authority or control respecting management or disposition of the Trust Fund,
(b) renders investment advice for fee or other compensation, direct or indirect, with respect to the Trust Fund, or has authority or responsibility to do so, or (c) has any discretionary authority or discretionary responsibility in the administration of the Plan or the Trust Fund. The term "Fiduciary" shall also include any person to whom a Named

Fiduciary delegates any of its or his fiduciary responsibilities hereunder in accordance with the provisions of the Plan or Trust Agreement.

        (30) HARDSHIP:  Financial need on the part of a Member on account of:

        (a) expenses for medical care described in section 213(d) of the Code incurred by the Member, the Member's Spouse, or any dependents of the Member (as defined in section 152 of the Code) or necessary for those persons to obtain medical care described in section 213(d);

        (b) the purchase (excluding mortgage payments) of a principal residence for the Member;

        (c) the payment of tuition and related educational fees for the next 12 months of post-secondary education for the Member, his Spouse, children, or dependents;

        (d) the need to prevent the eviction of the Member from his principal residence or foreclosure on the mortgage of the Member's principal residence; or

        (e) any other financial need which the Commissioner of Internal Revenue, through the publication of revenue rulings, notices and other documents of general applicability, may from time to time designate as a deemed immediate and heavy financial need as provided in Treasury Regulations Section 1.401(k)-l(d)(2).

        (31) HIGHLY COMPENSATED EMPLOYEE: (a) Unless the Company elects one of the simplified methods contained in section 414(q)(12) of the Code or Revenue Procedure 93-42, for a
  particular Plan Year, any Employee (i) who, during the preceding Plan Year,
  (A) was at any time a 5-percent owner (as such term is defined in section 416(i)(1) of the Code), (B) received compensation from the Controlled Group in excess of $75,000 (as such amount may be adjusted for increases in the cost of living pursuant to regulations prescribed by the Secretary of the Treasury), (C) received compensation from the Controlled Group in excess of $50,000 (as such amount may be adjusted for increases in the cost of living pursuant to regulations prescribed by the Secretary of the Treasury) and was in the top-paid group of Employees for such Year, or (D) was at any time an officer (limited to no more than 50 Employees or, if lesser, the greater of 3 Employees or 10 percent (10%) of the Employees) and received compensation, effective January 1, 1988, greater than 50 percent (50%) of the amount in effect under section 415(b)(1)(A) of the Code for such Year, or (ii) who during the particular Plan Year (but not the prior Plan Year) (A) was at any time a 5-percent owner (as such term is defined in section 416(i)(1) of the Code) or (B) was included in the foregoing clauses (B), (C) or (D) and was in the group consisting of the 100 Employees paid the greatest compensation by the Controlled Group during such Plan Year.
   (b) "Highly Compensated Employee" shall include a former Employee whose employment with the Controlled Group terminated prior to the Plan Year and who was a Highly Compensated Employee for the Plan Year in which his employment terminated or for any Plan Year ending on or after his 55th birthday.
   (c) For the purposes of this Subsection, (i) the term "compensation" shall mean an Employee's compensation under Section 4.9(3) and the Employee's Before-Tax Contributions (subject to the limitation described in Section 1.1(14)(b)) and (ii) the term "top-paid group of Employees" shall mean that group of Employees of the Controlled Group consisting of the top 20 percent of such Employees when ranked on the basis of compensation paid by the Controlled Group during the Plan Year.
   (32) HOUR OF SERVICE: An hour for which an Employee is paid, or entitled to payment, by one or more Controlled Group Members for the performance of duties as an Employee.
   (33) INVESTMENT COMMITTEE: The committee provided for in Section 8.1 which shall have the responsibilities specified in Section 8.8.
   (34) INVESTMENT FUNDS: Any of the investment funds established by the Investment Committee under Section 5.1.
   (35)  MATCHING EMPLOYER CONTRIBUTIONS:  The contributions described in
Section 4.1.
   (36) MATCHING EMPLOYER CONTRIBUTION PERCENTAGE: Such percentage as the Company shall establish for a Plan Year, on or before the date or dates on which Matching Employer Contributions, if any, are made for such Plan Year, to apply against Members' Before-Tax Contributions to determine the Matching Employer Contributions for such Plan Year.

    (37) MEMBER: An Employee who has become and continues to be a Member of the Plan in accordance with the provisions of Article II.
    (38)  NAMED FIDUCIARIES: The persons designated in or pursuant to Section
10.2.
    (39) NORMAL RETIREMENT DATE:  The date on which a Member attains age 60.
    (40) PLAN: The Lincoln Electric Company Employee Savings Plan, the terms and provisions of which are herein set forth, as the same may be amended, supplemented or restated from time to time.
    (41) PLAN YEAR: November 1, 1994 through December 31, 1994 and thereafter, a calendar year.
    (42) PROFIT SHARING CONTRIBUTIONS: Employer contributions as specified in Section 4.6.
    (43) QUALIFIED NONELECTIVE CONTRIBUTIONS: A contribution made by an Employer pursuant to Section 4.4 that (a) Members eligible to share therein may not elect to receive in cash until distribution from the Plan, (b) are nonforfeitable when made, (c) are distributable only in accordance with the distribution rules applicable to Before-Tax Contributions and (d) are paid to the Trust Fund during the Plan Year for which made or within the time following the close of such Plan Year which is prescribed by law for the filing by an Employer of its federal income tax return (including extensions thereof).

   (44) REEMPLOYMENT COMMENCEMENT DATE: The date following an Employee's Break in Service on which he again performs an Hour of Service for a Controlled Group Member.
   (45) ROLLOVER CONTRIBUTIONS: Cash or cash equivalents received and held by the Trustee pursuant to the provisions of Section 3.10.
   (46) SALARY REDUCTION AGREEMENT: An arrangement made under the Plan pursuant to which an Employee agrees to reduce, or to forego an increase in, his Compensation and his Employer agrees to contribute to the Trust the amount so reduced or foregone as a Before-Tax Contribution.
   (47) SPOUSE: The person to whom a Member is legally married at the specified time; provided, however, that a former Spouse may be treated as a Spouse or surviving Spouse to the extent required under the terms of a qualified domestic relations order (as defined in section 414(p) of the Code).
   (48) TRUST: The trust created by the Trust Agreement and known as The Lincoln Electric Company Savings Plan Trust.
  (49) TRUST AGREEMENT: The Trust Agreement between the Company and the Trustee providing among other things for the Trust and the investment of the Trust Fund, as such Trust Agreement may be amended or restated from time to time, or any trust agreement superseding the same. The Trust Agreement is hereby incorporated in the Plan by reference.
   (50) TRUSTEE: The trustee or trustees under the Trust Agreement or its or their successor or successors in trust under such Trust Agreement.

   (51) TRUST FUND: The trust estate held by the Trustee under the provisions of the Plan and the Trust Agreement, without distinction as to principal or income.
   (52) VALUATION DATE: The last business day of each calendar quarter and such other date or dates as designated by the Investment Committee.
   (53) VESTED INTEREST: The entire amount of a Member's Account which has not previously been withdrawn by him or distributed to or for him and which (a) is derived from his Before-Tax Contributions, Rollover Contributions and Qualified Nonelective Contributions and (b) is (i) derived from Matching Employer Contributions and Profit Sharing Contributions and (ii) nonforfeitable after his completion of three Years of Vesting Service. A Member's Vested Interest shall extend to his entire Account, and he shall have a nonforfeitable interest in his entire Account, upon his death while an Employee and upon his attainment of age 60 while an Employee. A Member's Vested Interest shall be 100% vested and nonforfeitable at all times.
   (54) VESTING SERVICE: (a) An Employee's Vesting Service shall equal the total of his periods of employment with the Controlled Group beginning with his Employment Commencement Date or his Reemployment Commencement Date, if applicable, and ending on his next following Employment Severance Date, except that if an Employee whose Employment Severance occurs by reason of his resignation, retirement or discharge performs an Hour of Service for a Controlled Group Member during the 12 consecutive month period beginning on his Employment Severance Date, the period beginning on such Employment Severance Date and ending on the date on which he performs such Hour of Service shall be deemed to be employment with the Controlled Group; provided, however, that if such Employee's Employment Severance occurs by reason of his resignation, retirement or discharge during a period of absence referred to in Section 1.1(26)(b), the period beginning on his Employment Severance Date and ending on the date on which he performs such Hour of Service shall not be deemed to be employment with the Controlled Group unless such Hour of Service is performed within 12 months of the date on which such period of absence commenced.
   (b) Notwithstanding the foregoing paragraph (a), (i) in the case of any Employee who has a Break in Service and who does not have a nonforfeitable right to a benefit under the Plan, Years of Vesting Service before his Break in Service shall not be taken into account only if the number of his consecutive 1-Year Breaks in Service equals or exceeds the greater of five or the aggregate number of his Years of Vesting Service before his Break in Service; and such aggregate number of his Years of Vesting Service before his Break in Service shall not include any Years of Vesting Service not required to be taken into account under this paragraph by reason of any prior Break in Service, and (ii) an Employee shall not be credited with Vesting service for any period after the termination of the Plan as to him.
   (c) In determining the number of an Employee's Years of Vesting Service, all periods of his employment with the Controlled Group (whether or not consecutive) counted as Vesting

Service pursuant to this Subsection shall (subject to the provisions of Sections 6.3(6) and 6.8) be aggregated on the basis that 365 days of such employment shall equal a Year of Vesting Service and that each additional 30 days of such employment shall equal one-twelfth of a Year of Vesting Service.
   (d) Anything in the Plan to the contrary notwithstanding, an Employee shall be credited with such Vesting Service not otherwise credited to him under the Plan as may be required by applicable law.
   (55)  YEAR OF VESTING SERVICE:  As defined in section 1.1(54).
   1.2 CONSTRUCTION. (1) Unless the context otherwise indicates, the masculine wherever used in the Plan or Trust Agreement shall include the feminine and neuter.
   (2) Where headings have been supplied to portions of the Plan and the Trust Agreement (other than the headings to the Subsections in Section 1.1), they have been supplied for convenience only and are not to be taken as limiting or extending the meaning of any of such portions of such documents.
  (3) Wherever the word "person" appears in the Plan, it shall refer to both natural and legal persons.
   (4) A number of the provisions hereof and of the Trust Agreement are designed to contain provisions required or contemplated by certain federal laws and/or regulations thereunder. All such provisions herein and in the Trust Agreement are intended to have the meaning required or contemplated by such provisions of such law or regulations and shall be construed in accordance with valid regulations and valid published governmental rulings and interpretations of such provisions. In applying such provisions hereof or of the Trust Agreement, each Fiduciary may rely (and shall be protected in relying) on any determination or ruling made by any agency of the United States Government that has authority to issue regulations, rulings or determinations with respect to the federal law thus involved.
   (5) Except to the extent federal law controls, the Plan and Trust Agreement shall be governed, construed and administered according to the laws of the State of Ohio. All persons accepting or claiming benefits under the Plan or Trust Agreement shall be bound by and deemed to consent to their provisions.

                    ARTICLE II - ELIGIBILITY AND MEMBERSHIP
                    ---------------------------------------

   2.1 ELIGIBLE EMPLOYEES. An Employee shall become an Eligible Employee under the Plan on the first Enrollment Date on which he meets the following requirements:
   (1)  he is a Covered Employee, and
   (2)  he has been credited with at least one Year of Vesting Service.
   2.2 COMMENCEMENT OF MEMBERSHIP. (1) Any Eligible Employee may enroll as a Member in the Plan on the Enrollment Date on which he is initially eligible or on any subsequent Enrollment Date by filing with the Administrative Committee at least 30 days (or such shorter period as the Committee shall determine) before such Date an enrollment form prescribed by the Committee, which form shall include (a) the desired effective date of the Eligible Employee's membership in the Plan, (b) his agreement, commencing on or after the effective date of his membership in the Plan, to have his Employer make Before-Tax Contributions for him to the Trust, (c) his authorization to his Employer to withhold from his Base Compensation for each pay period and/or his Bonus Compensation for the Plan Year, commencing on or after the effective date of his membership in the Plan, any designated Before-Tax Contributions and to pay the same to the Trust, and (d) his direction that the Before-Tax Contributions and Employer Contributions, if any, made by or for him be invested (to the extent permitted under the Plan) in any one of the investment options permitted by Section 5.5.

     (2) Notwithstanding the preceding provisions of this Section, an Eligible Employee who does not enroll as a Member pursuant to Subsection (1) of this Section shall become a Member on the Enrollment Date on which he is initially eligible pursuant to Section 2.1, but only for the purposes of being eligible to have Qualified Nonelective Contributions or Profit Sharing Contributions, if any, made on his behalf.
   2.3 DURATION OF MEMBERSHIP. An Employee shall cease to be a Member when he ceases to be an Eligible Employee; provided, however, that if after he ceases to be an Eligible Employee, an Account continues to be maintained for him, he shall (subject to Section 13.1) remain a Member for all purposes of the Plan other than for the purposes of making, or having his Employer make, Before-Tax, Rollover or Employer Contributions pursuant to Article III and Article IV. If such an Employee (or former Employee) again becomes an Eligible Employee, he may again enroll as a Member on the first Enrollment Date following the date he so again becomes an Eligible Employee by filing with the Administrative Committee at least 30 days (or such shorter period as the Committee shall determine) before such Enrollment Date an enrollment form prescribed in Section 2.2.

              ARTICLE III - BEFORE-TAX AND ROLLOVER CONTRIBUTIONS
              ---------------------------------------------------

   3.1 AMOUNT OF CONTRIBUTIONS. Upon enrollment pursuant to Section 2.2, a Member shall agree pursuant to a Salary Reduction Agreement to have his Employer make Before-Tax Contributions for him to the Trust of (1) a specified percentage of his Base Compensation (in 1% increments) through equal percentage pay period reductions and/or (2) a specified percentage of his Bonus Compensation (in 1% increments) through payroll reduction. If a Member's Before-Tax Contributions must be reduced pursuant to Sections 3.5 through 3.9 or the requirements of applicable law, his Before-Tax Contributions as so reduced shall be the maximum percentage of his Base Compensation and Bonus Compensation permitted by such Sections or law notwithstanding the foregoing provisions of this Section requiring that Before-Tax Contributions be made in specified increments of his Base Compensation and Bonus Compensation.
   3.2 PAYMENTS TO TRUSTEE. Before-Tax Contributions shall be transmitted to the Trustee as soon as practicable, but in any event not later than 30 days after the end of the calendar month in which such Contributions would otherwise have been paid to the Members.
   3.3 CHANGES IN CONTRIBUTIONS. The percentages designated by a Member pursuant to Section 3.1 shall continue in effect, notwithstanding any changes in the Member's Compensation. A Member may, however, in accordance with the percentages permitted by Sections 3.1, change the percentages of his Base Compensation and/or Bonus Compensation to be made as Before-Tax

Contributions effective as of the next applicable payroll date upon such prior written notice filed with the Administrative Committee as the Committee may require, provided that a Member may not make such a change more frequently than once each calendar quarter.
   3.4 SUSPENSION AND RESUMPTION OF CONTRIBUTIONS. A Member may suspend his Before-Tax Contributions effective as of any date upon such prior written notice filed with the Administrative Committee as the Committee may require. A Member who has suspended his Before-Tax Contributions may, upon such prior written notice filed with the Administrative Committee as the Committee may require, resume making such Before-Tax Contributions as of any Enrollment Date if he is then an Eligible Employee and he has again enrolled pursuant to Sections 2.2 and 3.1.
   3.5 EXCESS DEFERRALS. (1) Notwithstanding the foregoing provisions of this Article III, a Member's Before-Tax Contributions for any taxable year of such Member shall not exceed the limitation in effect under section 402(g) of the Code. Except as otherwise provided in this Section, a Member's Before-Tax Contributions for purposes of this Section shall include (a) any employer contribution made under any qualified cash or deferred arrangement as defined in section 401(k) of the Code to the extent not includible in gross income for the taxable year under section 402(a)(8) of the Code (determined without regard to section 402(g) of the Code), (b) any employer contribution to the extent not includible in gross income for the taxable year under section 402(h)(1)(B) of the Code (determined without regard to section 402(g) of the Code) and (c) any employer contribution to purchase an annuity contract under section 403(b) of the Code under a salary reduction agreement within the meaning of section 3121(A)(5)(D) of the Code.
   (2) In the event that a Member's Before-Tax Contributions exceed the amount described in Subsection (1) of this Section (hereinafter called the "excess deferrals"), such excess deferrals (and any income allocable thereto) shall be distributed to the Member by April 15 following the close of the taxable year in which such excess deferrals occurred if (and only if), by April 15 following the close of such taxable year the Member (a) allocates the amount of such excess deferrals among the plans under which the excess deferrals were made and (b) notifies the Administrative Committee of the portion allocated to this Plan.
   (3) In the event that a Member's Before-Tax Contributions under this Plan exceed the amount described in Subsection (1) of this Section, or in the event that a Member's Before-Tax Contributions made under this Plan do not exceed such amount but he allocates a portion of his excess deferrals to his Before-Tax Contributions made to this Plan, Matching Employer Contributions, if any, made with respect to such Before-Tax Contributions (and any income applicable thereto) shall be applied to reduce subsequent Matching Employer Contributions made under the Plan.

   3.6 EXCESS BEFORE-TAX CONTRIBUTIONS. (1) Notwithstanding the foregoing provisions of this Article III, for any Plan Year,
   (a) the actual deferral percentage (as defined in Subsection (2) of this Section) for the group of Highly Compensated Eligible Employees (as defined in Subsection (3) of this Section) for such Plan Year shall not exceed the actual deferral percentage for all other Eligible Employees for such Plan Year multiplied by 1.25, or
   (b) the excess of the actual deferral percentage for the group of Highly Compensated Eligible Employees for such Plan Year over the actual deferral percentage for all other Eligible Employees for such Plan Year shall not exceed 2 percentage points, and the actual deferral percentage for the group of Highly Compensated Eligible Employees for such Plan Year shall not exceed the actual deferral percentage for all other Eligible Employees for such Plan Year multiplied by 2.
If two or more plans which include cash or deferred arrangements are considered as one plan for purposes of section 401(a)(4) or 410(b) of the Code, such arrangements included in such plans shall be treated as one arrangement for the purposes of this Subsection; and if any Highly Compensated Eligible Employee is a participant under two or more cash or deferred arrangements of the Controlled Group, all such arrangements shall be treated as one cash or deferred arrangement for purposes of determining the deferral percentage with respect to such Eligible Employee.

     (2) For the purposes of this Section, the actual deferral percentage for a specified group of Eligible Employees for a Plan Year shall be the average of the ratios (calculated separately for each Eligible Employee in such group) of (a) the amount of Before-Tax Contributions and, at the election of an Employer, any Qualified Nonelective Contributions, actually paid to the Trust for each such Eligible Employee for such Plan Year (including any "excess deferrals" described in Section 3.5) to (b) the Eligible Employee's compensation for such Plan Year. For the purposes of this Subsection (2), the term "compensation" shall mean the sum of an Eligible Employee's compensation under Section 4.9(3) and his Before-Tax Contributions (subject to the limitations described in Section 1.1(14)(b)). In the case of a Highly Compensated Eligible Employee who is either a 5-percent owner (as defined in section 416(i)(1) of the Code) or one of the ten most Highly Compensated Employees, the combined actual deferral ratio for the family group (as such term is hereinafter defined), which shall be treated as one Highly Compensated Eligible Employee, shall be determined by combining the Before-Tax Contributions (and Qualified Nonelective Contributions, if any) and compensation of all members of the family group who are Eligible Employees. For purposes of this Subsection, the term "family group" shall mean any Highly Compensated Eligible Employee described in the preceding sentence and such Employee's Spouse and lineal ascendants or descendants and the spouses of such lineal ascendants or descendants. For the purposes of determining "the actual deferral percentage for all other Eligible Employees" as referred to in Subsection (1) of this Section, the Before-Tax Contributions (and Qualified Nonelective Contributions, if applicable) and compensation of all members of the family group shall be disregarded.
   (3) For the purposes of this Section, the term "Highly Compensated Eligible Employee" for a particular Plan Year shall mean any Highly Compensated Employee who is an Eligible Employee.
   (4) In the event that excess contributions (as such term is hereinafter defined) are made to the Trust for any Plan Year, then, prior to March 15 of the following Plan Year, such excess contributions (and any income allocable thereto) shall be distributed to the Highly Compensated Eligible Employees on the basis of the respective portions of the excess contributions attributable to each such Eligible Employee. For the purposes of this Subsection (4), the term "excess contributions" shall mean, for any Plan Year, the excess of (i) the aggregate amount of Before-Tax Contributions actually paid to the Trust on behalf of Highly Compensated Eligible Employees for such Plan Year over (ii) the maximum amount of such Before-Tax Contributions permitted for such Plan Year under Subsection (1) of this Section, determined by reducing Before-Tax Contributions made on behalf of Highly Compensated Eligible Employees in order of the actual deferral percentages (as defined in Subsection (2) of this Section) beginning with the highest of such percentages. Notwithstanding the foregoing provisions of this Subsection, in the case of a Highly Compensated Eligible Employee whose actual deferral ratio is determined under the family aggregation rules set forth in Subsection (2) of this Section, the determination and correction of the amount of excess contributions shall be made by reducing the actual deferral ratio in accordance with the "leveling" method described in Treasury Regulations Section 1.401(k)-1(f)(2) and allocating the excess contributions for the family group among its members in proportion to the Before-Tax Contributions of each member of the family group that is combined to determine the actual deferral ratio.
   (5) Matching Employer Contributions, if any, made with respect to a Member's excess contributions (and any income applicable thereto) shall be applied to reduce subsequent Matching Employer Contributions made under the Plan.
   3.7 EXCESS MATCHING EMPLOYER CONTRIBUTIONS. (1) Notwithstanding the foregoing provisions of this Article III or the provisions of Article IV, for any Plan Year the contribution percentage (as defined in Subsection (2) of this Section) for the group of Highly Compensated Eligible Employees (as defined in
Section 3.6(3)) for such Plan Year shall not exceed the greater of (a) 125 percent of the contribution percentage for all other Eligible Employees or (b) the lesser of 200 percent of the contribution percentage for all other Eligible Employees, or the contribution percentage for all other Eligible Employees plus 2 percentage points. If two or more plans of the Controlled Group to which matching contributions, Employee after-tax contributions or Before-Tax Contributions (as defined in Section 3.5(1)) are made are treated as one plan for purposes of section 410(b) of the Code, such plans shall be treated as one plan for purposes of this Subsection (1); and if a Highly Compensated Eligible Employee participates in two or more plans of the Controlled Group to which such contributions are made, all such contributions shall be aggregated for purposes of this Subsection (1).
   (2) For the purposes of this Section, the contribution percentage for a specified group of Eligible Employees for a Plan Year shall be the average of the ratios (calculated separately for each Eligible Employee in such group) of
(a) the sum of the Matching Employer Contributions and, at the election of an Employer, any Before-Tax Contributions or Qualified Nonelective Contributions paid under the Plan by or on behalf of each such Eligible Employee for such Plan Year and not taken into account for such Plan Year under Section 3.6(2), to (b) the Eligible Employee's compensation (as defined in Section 3.6(2)) for such Plan Year. In the case of a Highly Compensated Eligible Employee who is either a 5-percent owner (as defined in section 416(i)(1) of the Code) or one of the ten most Highly Compensated Employees, the combined contribution ratio for the family group (as such term is defined in Section 3.6(2)), which shall be treated as one Highly Compensated Employee, shall be determined by combining the Matching Employer Contributions (and Before-Tax Contributions or Qualified Nonelective Contributions, if applicable) and compensation of all members of the family group who are Eligible Employees. For the purposes of determining "the contribution percentage for all other Eligible Employees" as referred to in Subsection (1) of this Section, the Matching Employer

Contributions (and Before-Tax Contributions or Qualified Nonelective Contributions, if applicable) compensation of all members of the family group shall be disregarded.
   (3) In the event that excess aggregate contributions (as such term is hereinafter defined) are made to the Trust for any Plan Year, then, prior to March 15 of the following Plan Year, such excess contributions (and any income allocable thereto) shall be forfeited (if forfeitable) and applied as provided in Section 6.3(5) or (if not forfeitable) shall be distributed to the Highly Compensated Eligible Employees on the basis of the respective portions of the excess contributions attributable to each such Eligible Employee. For the purposes of this Subsection (3), the term "excess aggregate contributions" shall mean, for any Plan Year, the excess of (a) the aggregate amount of the Matching Employer Contributions actually paid to the Trust by or on behalf of Highly Compensated Eligible Employees for such Plan Year over (b) the maximum amount of such Matching Employer Contributions permitted for such Plan Year under Subsection (1) of this Section, determined by reducing Matching Employer Contributions made by or on behalf of Highly Compensated Eligible Employees in order of their contribution percentages (as defined in Subsection (2) of this Section) beginning with the highest of such percentages. Notwithstanding the foregoing provisions of this Subsection, in the case of a Highly Compensated Eligible Employee whose contribution ratio is determined under the family aggregation rules set forth in Subsection (2) of this Section, the determination and correction of the amount of excess aggregate contributions shall be made by reducing the contribution ratio in accordance with the "leveling" method described in Treasury Regulations Section 1.401(m)-1(e)(2) and allocating the excess aggregate contributions for the family group among its members in proportion to the Matching Employer Contributions of each member of the family group that is combined to determine the contribution ratio.
   (4) The determination of excess aggregate contributions under this Section shall be made after (a) first determining the excess deferrals under Section
3.5 and (b) then determining the excess contributions under Section 3.6.
   3.8 MULTIPLE USE OF ALTERNATIVE LIMITATION. (1) Notwithstanding the foregoing provisions of this Article III or the provisions of Article IV, if, after the application of Sections 3.5, 3.6 and 3.7, the sum of the actual deferral percentage and the contribution percentage for the group of Highly Compensated Eligible Employees (as defined in Section 3.6(3)) exceeds the aggregate limit (as defined in Subsection (2) of this Section), then the contributions made for such Plan Year for Highly Compensated Eligible Employees will be reduced so that the aggregate limit is not exceeded. Such reductions shall be made in Before-Tax Contributions (but only to the extent that they are not matched by Matching Employer Contributions), and then in Matching Employer Contributions. Reductions in contributions shall be made in the manner provided in Section 3.6 or 3.7, as applicable. The amount by which each such Highly Compensated Eligible Employee's contributions are reduced shall be treated as excess contributions or excess aggregate contributions under Section 3.6 or 3.7, as applicable. For the purposes of this Section, the actual deferral percentage and contribution percentage of the Highly Compensated Eligible Employees are determined after any reductions required to meet those tests under Sections 3.6 and 3.7. Notwithstanding the foregoing provisions of this Section, no reduction shall be required by this Subsection if either (a) the actual deferral percentage of the Highly Compensated Eligible Employees does not exceed 1.25 multiplied by the actual deferral percentage of the non-Highly Compensated Eligible Employees, or (b) the contribution percentage of the Highly Compensated Eligible Employees does not exceed 1.25 multiplied by the contribution percentage of the non-Highly Compensated Eligible Employees.
   (2) For purposes of this Section, the term "aggregate limit" means the sum of (a) 125% of the greater of (i) the actual deferral percentage of the non-Highly Compensated Eligible Employees for the Plan Year, or (ii) the contribution percentage of the non-Highly Compensated Eligible Employees for the Plan Year, and (b) the lesser of (A) 200% of, or (B) two (2) plus, the lesser of such actual deferral percentage or contribution percentage. If it would result in a larger aggregate limit, the word "lesser" is substituted for the word "greater" in part (a) of this Subsection, and the word "greater" is substituted for the word "lesser" the second place such word appears in part
(b) of this Subsection.

   3.9 MONITORING PROCEDURES. (1) In order to ensure that at least one of the actual deferral percentages specified in Section 3.6(1) and at least one of the contribution percentages specified in Section 3.7(1) and the aggregate limit specified in Section 3.8(2) are satisfied for each Plan Year, the Company shall monitor (or cause to be monitored) the amount of Before-Tax Contributions and Matching Employer Contributions, if any, being made to the Plan for each Eligible Employee during each Plan Year. In the event that the Company determines that neither of such actual deferral percentages, neither of such contribution percentages or the aggregate limit will be satisfied for a Plan Year, the Before-Tax Contributions and/or the Matching Employer Contributions made thereafter for each Highly Compensated Eligible Employee (as defined in Section 3.6(3)) shall be reduced (pursuant to non-discriminatory rules adopted by the Company) to the extent necessary to decrease the actual deferral percentage and/or the contribution percentage for Highly Compensated Eligible Employees for such Plan Year to a level which satisfies either of the actual deferral percentages, either of the contribution percentages and/or the aggregate limit.
   (2) In order to ensure that excess deferrals (as such term is defined in Section 3.5(2)) shall not be made to the Plan for any taxable year for any Member, the Company shall monitor (or cause to be monitored) the amount of Before-Tax Contributions being made to the Plan for each Member during each taxable year and shall take such action (pursuant to non-discriminatory rules adopted by the Company) to prevent

Before-Tax Contributions made for any Member under the Plan for any taxable year from exceeding the maximum amount applicable under Section 3.5(1).
   (3) The actions permitted by this Section are in addition to, and not in lieu of, any other actions that may be taken pursuant to other Sections of the Plan or that may be permitted by applicable law or regulation in order to ensure that the limitations described in Sections 3.5, 3.6, 3.7 and 3.8 are met.
   3.10 ROLLOVER CONTRIBUTIONS. (1) The Trustee shall, at the direction of the Company, receive and thereafter hold and administer as Rollover Contributions and part of the Trust Fund for a Covered Employee (a) all or any portion of an Eligible Rollover Distribution that was distributed to a Covered Employee, or is transferred at the request of a Covered Employee, from a qualified trust (as defined in Section 1.1(21)), provided that the requirements of section 402(c) or 401(a)(31) of the Code are met; or (b) the entire amount of a distribution that satisfies the requirements of section 408(d)(3)(A)(ii) of the Code. The Trustee may accept cash or cash equivalents that constitute all or a portion of any such distribution.
   (2) A Covered Employee who transfers cash or cash equivalents to the Trust Fund pursuant to Subsection (1) of this Section and who is otherwise not a Member shall be deemed to be a Member on and after the date of such transfer for all purposes of the Plan other than Articles III and IV.

                     ARTICLE IV - EMPLOYER CONTRIBUTIONS
                     -----------------------------------

   4.1 AMOUNT OF MATCHING EMPLOYER CONTRIBUTIONS. Subject to the provisions of the Plan and Trust Agreement, each Employer may, in its discretion, contribute to the Trust on account of each Plan Year an amount (the "Matching Employer Contributions") equal to the Matching Employer Contribution Percentage multiplied by the Before-Tax Contributions (not in excess of a percentage of Compensation specified by the Employer) made during such Plan Year pursuant to
Section 3.1 for its Employees who are entitled to participate in the Employer's Matching Employer Contributions for such Year pursuant to Section 4.3. Notwithstanding any provision of the Plan to the contrary, an Employer's Matching Employer Contributions to the Trust on account of any Plan Year shall in no event exceed the amount that would be deductible for such Year for purposes of federal taxes on income under applicable provisions of the Code and shall be made on the condition that such Contributions are deductible under applicable provisions of the Code. The amount of Matching Employer Contributions determined to be payable to the Trust shall be reduced by amounts which have been forfeited or held in a suspense account in accordance with the terms of the Plan.
   4.2 TIME OF MATCHING EMPLOYER CONTRIBUTIONS. Matching Employer Contributions may be made in cash or Company Stock. An Employer may make its Matching Employer Contributions on account of any Plan Year, or partial payments of such Matching Employer Contributions, at any time during such Year or within the time following the close of such Year which is prescribed by law for filing its federal income tax return (including extensions thereof).
   4.3 ALLOCATION OF MATCHING EMPLOYER CONTRIBUTIONS. Each Employer's Matching Employer Contributions made for a Plan Year shall, subject to the provisions of Sections 3.5(3), 3.6(5) and 3.7(3), be allocated and credited to the Account of each Employee of the Employer who is entitled to receive a Matching Employer Contribution and for whom Before-Tax Contributions were made during such Plan Year, with each such Employee being credited with a portion of such Employer's Matching Employer Contribution equal to that percentage of the Before-Tax Contributions (not in excess of a specified percentage of Compensation) determined by the Employer pursuant to Section 3.1. An Employee shall be entitled to receive a Matching Employer Contribution if he either (1) is both a Member and an Eligible Employee on the last day of the Plan Year or
(2) terminated his employment with the Controlled Group during such Plan Year after reaching age 60 or by reason of death or disability.
   4.4 QUALIFIED NONELECTIVE CONTRIBUTIONS. For any Plan Year, an Employer, in its discretion, may make a Qualified Nonelective Contribution (1) in such amount, (2) for such Members and (3) in such proportions among such Members as such Employer shall determine. Qualified Nonelective Contributions may be made in cash or Company Stock and shall be made within the time prescribed by law for making Qualified Nonelective Contributions. Each Employer shall designate to the Trustee the Plan Year for which and the Members for whom any Qualified Nonelective Contribution is made.
   4.5 ALLOCATION OF QUALIFIED NONELECTIVE CONTRIBUTIONS. Qualified Nonelective Contributions shall be allocated to the Accounts of Members who are designated by an Employer as eligible to share therein in such amounts as such Employer directs.
   4.6 PROFIT SHARING CONTRIBUTIONS. Subject to the provisions of the Plan and Trust Agreement and to the extent it lawfully may, each Employer may, in its discretion, contribute to the Trust on account of each Plan Year an amount determined by such Employer as its Profit Sharing Contribution for such year. The Profit Sharing Contribution of each Employer may be made in cash or Company Stock and shall be made within the time following the close of the Plan Year for which made which is prescribed by law for the filing by each such Employer of its federal income tax return (including extensions thereof).
   4.7 ALLOCATION OF PROFIT SHARING CONTRIBUTIONS. Each Employer's Profit Sharing Contributions made for a Plan Year shall be allocated and credited to the Accounts of those Employees of the Employer who either (1) are both Members and Eligible Employees on the last day of such Plan Year or (2) terminated employment with the Controlled Group during such Plan Year after reaching age 60 or by reason of death or disability. There shall be credited to the Account of each such Employee as of the last day of each Plan Year a portion of the Profit Sharing Contribution (if any) of such Employee's Employer for such Plan Year equal to the amount of such Profit Sharing

Contribution multiplied by a fraction, the numerator of which is the Employee's Compensation for such Plan Year and the denominator of which is the total Compensation for such Plan Year of all Employees of such Employer described in the preceding sentence.
   4.8 RETURN OF CONTRIBUTIONS TO EMPLOYERS. (1) Except as specifically provided in this Section or in the other Sections of the Plan, the Trust Fund shall never inure to the benefit of the Employers and shall be held for the exclusive purposes of providing benefits to Employees, Members and their Beneficiaries and defraying reasonable expenses of administering the Plan.
   (2) If an Employer Contribution to the Trust is made by an Employer by a mistake of fact, the excess of the amount contributed over the amount that would have been contributed had there not occurred a mistake of fact shall be returned to such Employer within one year after the payment of such Contribution. If an Employer Contribution to the Trust made by an Employer is not fully deductible under section 404 of the Code (or any successor thereto), such Contribution, to the extent the deduction therefor is disallowed, shall be returned to the Employer within one year after the disallowance of the deduction. Earnings attributable to Employer Contributions returned to an Employer pursuant to this Subsection may not be returned, but losses attributable thereto shall reduce the amount to be returned; provided, however, that if the withdrawal of the amount attributable to the mistaken or non-deductible contribution would cause the balance of the individual Account of any Member to be reduced to less than the balance which would have been in such Account had the mistaken or non-deductible amount not have been contributed, the amount to be returned to the Employer pursuant to this Section shall be limited so as to avoid such reduction.
   4.9 MAXIMUM ADDITIONS. (1) Notwithstanding the foregoing provisions of this Article IV, the maximum annual addition (as defined in Subsection (2) of this Section) to a Member's account for any limitation year (which shall be the Plan Year) shall in no event exceed the lesser of (a) $30,000 (or, if greater, one-fourth of the dollar limitation in effect under section 415(b)(1)(A) of the
Code) or (b) 25% of his compensation for such Plan Year.
   (2) For the purpose of this Section, the term "annual additions" means the sum for any limitation year of:
        (a) all contributions (including, without limitation, Before-Tax Contributions made pursuant to Section 3.1) made by the Controlled Group which are allocated to the Member's account pursuant to a defined contribution plan maintained by a Controlled Group Member,
        (b) all employee contributions made by the Member to a defined contribution plan maintained by a Controlled Group Member,
        (c) all forfeitures allocated to the Member's account pursuant to a defined contribution plan maintained by a Controlled Group Member, and
        (d) any amount attributable to medical benefits allocated to the Member's account established under section 419A(d)(1) of the Code if the Member is or was a key-employee (as such term is defined in section 416(i) of the Code) during such limitation year or any preceding limitation year.
   (3) For the purposes of this Section, the term "compensation" shall include only those items specified in Internal Revenue Service Regulations Section 1.415-2(d)(2) and shall exclude all those items specified in Internal Revenue Service Regulations Section 1.415-2(d)(3), which excluded items shall include, without limitation, Before-Tax Contributions made pursuant to Section 3.1.
   (4) If a Member's annual additions would exceed the limitations of Subsection (1) of this Section for a limitation year as a result of the allocation of forfeitures, a reasonable error in estimating the Member's compensation, or a reasonable error in determining the amount of Before-Tax Contributions that may be made with respect to the Member under the limitations of this Section (or other facts and circumstances which the Commissioner of Internal Revenue finds justify application of the following rules of this Subsection), Before-Tax Contributions made for him for such limitation year which constitute part of the annual additions (together with any gains attributable thereto) shall be returned to him to the extent necessary to effectuate such reduction. If the return of all such Before-Tax Contributions is not sufficient to effectuate such reduction, Matching Employer Contributions allocable to such Member's Account and for such limitation year shall, to the extent necessary to effectuate such reduction, be held by the Trustee in a suspense account and shall be used to reduce Matching Employer Contributions for the next year (and succeeding years, as necessary) for such Member if such Member is covered by the Plan at the end of any such year; and if he is not covered by the Plan at the end of any such year, such Matching Employer Contributions held by the Trustee in such suspense account shall be allocated and reallocated to the accounts of other Members, except that no such allocation or reallocation shall cause the limitations of Subsection (1) of this Section to be exceeded for any such other Member for such year. Investment gains and losses shall not be allocated to the suspense account during the period such suspense account is required to be maintained pursuant to this Subsection (4). In the event of a termination of the Plan, any then remaining balance of the suspense account, to the extent it may not then be allocated to Members, shall revert to the Employers.
   4.10 MAXIMUM BENEFITS. (1) Except as otherwise provided in section 415(e) of the Code, in any case in which an individual is a participant in both a defined benefit plan and a defined contribution plan maintained by the Controlled Group, the sum of the defined benefit plan fraction and the defined contribution plan fraction for any limitation year shall not exceed 1. For purposes of the preceding sentence,
   (a) the defined benefit plan fraction for any limitation year is a fraction, (i) the numerator of which is the projected annual benefit of the participant under the plan (determined as of the close of the year), and (ii) the denominator of which is the lesser of (A) the product of 1.25, multiplied by the dollar limitation in effect under section 415(b)(1)(A) of the Code for such year or (B) the product of 1.4, multiplied by the amount which may be taken into account under section 415(b)(1)(B) of the Code with respect to such participant under the plan for such year; and
        (b) the defined contribution plan fraction for any limitation year is a fraction, (i) the numerator of which is the sum of the annual additions to the participant's account as of the close of the year and for all prior years, and (ii) the denominator of which is the sum of the lesser of the following amounts determined for such year and for each prior year of service with the Controlled Group (regardless of whether a plan was in existence during such year):
                (A) the product of 1.25, multiplied by the dollar limitation in effect under section 415(c)(1)(A) of the Code for such year and each such prior year of service, or
                (B) the product of 1.4, multiplied by the amount which may be taken into account under section 415(c)(1)(B) of the Code with respect to such participant under such plan for such year and each such prior year of service.
       (2) Such reductions as are necessary to comply with the limitations of this Section with respect to a Member in this Plan shall be made first in any defined benefit plan which is material to the limitations stated in this Section and then in the Member's annual additions to this Plan in accordance with Section 4.9(4).
   4.11 DEFINITIONS. (1) For purposes of applying the limitations set forth in Sections 4.9 and 4.10, all qualified defined benefit plans (whether or not terminated) ever maintained by one or more Controlled Group Members shall be treated as one defined benefit plan, and all qualified defined contribution plans (whether or not terminated) ever maintained by one or more Controlled Group Members shall be treated as one defined contribution plan.
   (2) For purposes of this Section 4.11 and Sections 4.9 and 4.10, the term "Controlled Group Member" shall be construed in the light of section 415(h) of the Code.

                            ARTICLE V - INVESTMENTS
                            -----------------------

   5.1 INVESTMENT FUNDS. (1) The Trust Fund shall be divided into such Investment Funds as the Investment Committee shall from time to time determine, and all Before-Tax Contributions, Rollover Contributions and Employer Contributions shall be invested therein as provided in Section 5.5. Notwithstanding the foregoing, if any Employer Contributions are made in the form of Company Stock, the Investment Committee shall direct the Trustee to establish and maintain a Company Stock Fund as one of the Investment Funds. Subject to the provisions of the Plan and Trust Agreement, the Trustee shall hold, manage, administer, value, invest, reinvest, account for and otherwise deal with each Investment Fund separately. The Trustee shall invest and reinvest the principal and income of each such Fund and shall keep each such Fund invested, without distinction between principal and income, as required under the terms of the Plan and Trust Agreement. Dividends, interest and other distributions received by the Trustee in respect of each Investment Fund shall be reinvested in the same Fund.
   (2) The Administrative Committee shall adopt, and may amend, from time to time general rules of uniform application which shall provide for the administration of each Investment Fund, including, but not limited to, rules providing for (a) procedures pursuant to which a Member may elect to have his Account invested in any such Fund (if more than one such Fund is established) in accordance with Section 5.5, (b) the method of changing any such election pursuant to Section 5.5 by either the

Member or his Beneficiary and the frequency of any such election, (c) the Fund in which a Member's Account shall be invested in the absence of an effective election, and (d) any other matters which the Administrative Committee deems necessary or advisable in the administration of any such Fund.
   5.2 ACCOUNT; SUB-ACCOUNT. The Company shall establish and maintain, or cause to be established and maintained, an Account for each Member, which Account shall reflect, pursuant to Sub-Accounts established and maintained thereunder, the amount, if any, of the Member's (a) Before-Tax Contributions,
(b) Rollover Contributions, (c) Matching Employer Contributions, if any, (d) Qualified Nonelective Contributions, if any, and (e) Profit Sharing Contributions, if any. The Company shall also maintain, or cause to be maintained, separate records which shall show (i) the portion of each such Sub-Account invested in each Investment Fund and (ii) the amount of contributions thereto, payments and withdrawals therefrom and the amount of income, expenses, gains and losses attributable thereto. The interest of each Member in the Trust Fund at any time shall consist of his Account balance (as determined pursuant to Section 5.4) as of the last preceding Valuation Date plus credits and minus debits to such Account since that Date.
   5.3 REPORTS. The Company shall cause reports to be made at least annually to each Member and to the Beneficiary of each deceased Member as to the value of his Account and the amount of his Vested Interest.

   5.4 VALUATION OF INVESTMENT FUNDS. (1) The Trustee shall, as of the close of business on each Valuation Date, determine the value of each Investment Fund. Each such valuation shall be made on the basis of the market value (as determined by the Trustee) of the assets of each Fund, except that property which the Trustee determines does not have a readily determinable market value, and bonds and notes issued or guaranteed by the United States, shall be valued at fair market value as determined by the Trustee in such manner as it deems appropriate, and the Trustee's determination of such value shall be conclusive on all interested persons for all purposes of the Plan. A similar valuation shall be made at any other time upon the written direction of the Administrative or the Investment Committee to the Trustee or when the Trustee deems it appropriate to make such a valuation.
   (2) The Trustee shall determine, from the change in value of each Investment Fund between the current Valuation Date and the then last preceding Valuation Date, the net gain or loss of each such Fund during such period resulting from expenses and realized and unrealized earnings, profits and losses of the Fund during such period. For this purpose, the transfer of funds to or from an Investment Fund pursuant to Section 5.5, Before-Tax Contributions, Rollover Contributions and Employer Contributions allocated to an Investment Fund, and payments, distributions and withdrawals from an Investment Fund to provide benefits under the Plan for Members or Beneficiaries shall not be deemed to be earnings, profits, expenses or losses of the Investment Fund.

   (3) After each Valuation Date, the net gain or loss of each Investment Fund determined pursuant to Subsections (1) and (2) of this Section shall be allocated as of such Valuation Date to the Accounts of Members and Beneficiaries of deceased Members in proportion to the amounts of such Accounts invested in each Fund on such Valuation Date. In determining the amounts of Accounts on a Valuation Date for the purposes of this Subsection (3), the Investment Committee shall adopt rules to the effect that in determining the allocation of the net gain or loss of each Investment Fund for any such period there shall be counted, on a proportionate basis, contributions to or distributions from, or other credits or debits to, the Accounts of Members and Beneficiaries since the beginning of such period to the extent the amounts so distributed or debited were in such Fund during such period. Such rules shall be uniform in their application to all persons who are similarly situated.
   5.5 INVESTMENT OF CONTRIBUTIONS. Each Member may, pursuant to rules and procedures adopted by the Administrative Committee, direct that Before-Tax, Rollover and Employer Contributions made by or for him shall be invested in any or all of the Investment Funds, provided that any Employer Contributions made in the form of Company Stock shall be invested in the Company Stock Fund and shall not be subject to the Members' investment directions. An investment option selected by a Member shall remain in effect and be applicable to all subsequent such Contributions made by or for him unless and until an investment change is made by him and becomes effective pursuant to rules and procedures adopted by the Administrative Committee. In the absence of an effective investment direction, Before-Tax, Rollover and Employer Contributions made to the Trust by or for a Member shall be invested in such Investment Fund or Funds, and in such proportions, as is designated by the Investment Committee from time to time for such purpose.
   5.6 DIRECTIONS TO TRUSTEE. The Administrative Committee shall give appropriate and timely directions to the Trustee in order to permit the Trustee to give effect to the investment choice and investment change elections made under Section 5.5 and to provide funds for distributions and withdrawals pursuant to Article VI.
   5.7 LOANS TO MEMBERS. (1) A Member who is an Employee or a "party in interest" within the meaning of Section 3(14) of ERISA may apply on the form provided by the Administrative Committee for a loan from his Vested Interest in his Account. If the Committee determines that the Member is not in bankruptcy or similar proceedings and is entitled to a loan in accordance with the following provisions of this Section, the Committee shall direct the Trustee to make a loan to the Member from his Account. Each loan shall be charged against the Member's Vested Interest in his Sub-Accounts as follows: first, against the Member's Rollover Contribution Sub-Account, if any; second, to the extent necessary, against the Member's Qualified Nonelective Contributions, if any; third, to the extent necessary, against the Member's Matching Employer Contributions Sub-Account, if any; fourth, to the extent necessary, against the

Member's Profit Sharing Contributions Sub-Account, if any; and fifth, to the extent necessary, against the Member's Before-Tax Contributions Sub-Account.
   (2) A Member shall not be entitled to a loan under this Section unless the Member consents to (a) the use of the Member's Account as security as provided in Subsection (5)(c) of this Section and (b) the possible reduction of the Member's Account as provided in Subsection (6) of this Section.
   (3) Each loan shall be in an amount which is not less than $1,000 and shall be expressed in a multiple of $100. A Member may have only one loan outstanding at any one time. The maximum loan to any Member (when added to the outstanding balance of all other loans to the Member from all qualified employer plans (as defined in section 72(p)(4) of the Code) of the Controlled Group) shall be an amount which does not exceed the lesser of
    (a) $50,000, reduced by the excess (if any) of (i) the highest outstanding balance of such other loans during the one-year period ending on the day before the date on which such loan is made, over (ii) the outstanding balance of such other loans on the date on which such loan is made, or
   (b) 50% of the value of such Member's Vested Interest in his Account on the date on which such loan is made. (4) For each Member for whom a loan is authorized pursuant to this Section, the Committee shall (a) direct the Trustee to liquidate the Member's interest in the Investment Funds as directed in writing by the Member or, in the absence of such written direction, on a default basis determined by the Committee, to the extent necessary to provide funds for the loan, (b) direct the Trustee to disburse such funds to the Member upon the Member's execution of the promissory note and security agreement referred to in Subsection (5)(d) of this Section, (c) transmit to the Trustee the executed promissory note and security agreement referred to in Subsection (5)(d) of this Section, and (d) establish and maintain a separate recordkeeping account within the Member's Account (the "Loan Account") (i) which initially shall be in the amount of the loan, (ii) to which the funds for the loan shall be deemed to have been allocated and then disbursed to the Member, (iii) to which the promissory note shall be allocated and (iv) which shall show the unpaid principal of and interest on the promissory note from time to time. All payments of principal and interest by a Member shall be credited initially to his Loan Account and applied against the Member's promissory note, and then invested in the Investment Funds pursuant to the Member's direction under Section 5.5.
    (5)  Loans made pursuant to this Section:
    (a) shall be made available to all Members on a reasonable equivalent basis;
    (b) shall not be made available to Highly Compensated Employees in a percentage amount greater than the percentage amount made available to other Members;
    (c)  shall be secured by the Member's Loan Account; and
    (d) shall be evidenced by a promissory note and security agreement executed by the Member which provides for:
     (i)  the security referred to in paragraph (c) of this Subsection;
     (ii) a rate of interest determined by the Committee in accordance with applicable law;
     (iii) repayment within a specified period of time, which shall not extend beyond five years;
     (iv) repayment in equal payments over the term of the loan, with payments not less frequently than quarterly; and
     (v) for such other terms and conditions as the Committee shall determine, which shall include provision that:
      (A) with respect to a Member who is an Employee, the loan will be repaid pursuant to authorization by the Member of equal payroll deductions over the repayment period sufficient to amortize fully the loan within the repayment period, provided, however, the Committee may waive the requirement of equal payroll deductions if the Company payroll through which the Member is paid cannot accommodate such deductions;
      (B)  the loan shall be prepayable in whole at any time without penalty;
      and

      (C) the loan shall be in default and become immediately due and payable upon the first to occur of the following events:
                (I) the Member's failure to make required payments on the promissory note;
                (II) in the case of a Member who is not an Employee, distribution of his Account; or
                (III) the filing of a petition, the entry of an order or the appointment of a receiver, liquidator, trustee or other person in a similar capacity, with respect to the Member, pursuant to any state or federal law relating to bankruptcy, moratorium, reorganization, insolvency or liquidation, or any assignment by the Member for the benefit of his creditors.
   (6) Notwithstanding any other provision of the Plan, a loan made pursuant to this Section shall be a first lien against the Member's Loan Account. Any amount of principal or interest due and unpaid on the loan at the time of any default on the loan, and any interest accruing thereafter, shall be satisfied by deduction from the Member's Loan Account, and shall be deemed to have been distributed to the Member, as follows:
      (a) in the case of a Member who is an Employee and who is not, at the time of the default, eligible to receive distribution of his Account under the provisions of Article VI, other than Section 6.7, or by order of a court, at such time as he first becomes eligible to receive distribution of his Account under the provisions of Article VI, other than Section 6.7, or by order of a court; or
     (b)  in the case of any other Member, immediately upon such default.
  If, as a result of the application of the preceding sentence, an amount of principal or interest on a loan remains outstanding after default, interest at the rate specified in the promissory note executed by the Member in respect of such loan shall continue to accrue on such outstanding amount until fully satisfied by deduction from the Member's Loan Account as hereinabove provided or by payment by or on behalf of such Member.

                           ARTICLE VI - DISTRIBUTIONS
                           --------------------------

   6.1 VESTING AND DISTRIBUTIONS. A Member's interest in the Trust Fund shall only be distributable as provided in this and the following Sections of this Article. A Member or Beneficiary who is eligible to receive a distribution under applicable Sections of this Article shall obtain an application for that purpose from the Administrative Committee and file with the Administrative Committee his application in writing on such form, furnishing such information as the Administrative Committee may reasonably require, including satisfactory proof of his age and that of his Spouse (if applicable) and any authority in writing that the Administrative Committee may request authorizing it to obtain pertinent information, certificates, transcripts and/or other records from any public office.
   6.2 DISTRIBUTIONS ON DEATH WHILE AN EMPLOYEE. If a Member dies while in the employ of a Controlled Group Member, his entire Account, valued as of the Valuation Date coinciding with or next following the date on which the Death Beneficiary's application for distribution is received by the Administrative Committee, shall be paid to the Member's Death Beneficiary in a lump sum in cash within 60 days after such Valuation Date.
   6.3 DISTRIBUTIONS ON EMPLOYMENT SEVERANCE. (1) Upon a Member's Employment Severance, the Member shall be eligible to elect the distribution of his entire Vested Interest, valued as of the Valuation Date specified in Subsection (3) of this Section, and it shall be paid to him pursuant to one of the following methods as the Member shall elect:

       (a)  such amount shall be paid to him in a lump sum in cash, or
       (b) such amount shall be paid to him in cash in not more than 10 annual installments, as elected by the Member, with each annual installment being based on the value of the Member's Vested Interest in his Account on the Valuation Date immediately preceding the date such installment is to be paid and being a fraction of such value, in which the numerator is one and the denominator is the total number of remaining annual installments to be made.
   (2) An election by a Member pursuant to Subsection (1) of this Section may be made by the Member in writing on an application prescribed by the Administrative Committee pursuant to Section 6.1, signed by the Member and filed with the Administrative Committee and may be changed or revoked at any time before the date on which the Member's Account is to be paid or commence to be paid pursuant to Subsection (3) of this Section.
   (3) Distributions to a Member pursuant to this Section shall be based on the value of the Member's Vested Interest in his Account on the Valuation Date coinciding with or next following the later of (a) the date on which he files his application with the Administrative Committee pursuant to Section 6.1 or
(b) his Employment Severance Date, and shall be paid or commence to be paid to the Member within 60 days after such Valuation Date.

        (4) Notwithstanding any other provision of the Plan, if the value of a Member's Vested Interest on the Valuation Date coinciding with or next following his Employment Severance Date does not exceed $3,500, such Vested Interest shall be paid to him in a lump sum in cash (or, if the value of the Member's Vested Interest on such Valuation Date is zero, shall be deemed to have been paid to him in a lump sum) within 60 days after such Valuation Date.
        (5) In the case of a Member who incurs an Employment Severance, if any portion of the Member's Account is not nonforfeitable under Section 1.1(53), that portion shall be forfeited as of the earlier of (a) the Valuation Date specified in Subsection (3) (if payment is made in the form of a lump sum) or Subsection (4) of this Section, as applicable and (b) the Valuation Date coinciding with or next following the date on which he incurs five consecutive 1-Year Breaks in Service. Amounts, if any, forfeited pursuant to this Subsection shall be used to reduce subsequent Employer Contributions. In the event of the termination of the Plan, any forfeitures not so applied at the time of such termination shall be returned to the Employers.
        (6) If the Vested Interest of a Member who incurs an Employment Severance is paid (or deemed to be paid) to him in a lump sum, such Member's Years of Vesting Service to which such lump sum payment relates shall thereafter be disregarded for the purpose of determining his Vested Interest in the amount attributable to Employer Contributions included in such payment. Notwithstanding the provisions of the immediately preceding sentence, however, if (a) such Member's Vested Interest is less than 100% of his Account, (b) he is rehired as an Employee before he incurs five consecutive 1-Year Breaks in Service and (c) he repays to the Trust Fund, not later than the earlier of (i) the end of the five-year period beginning with his date of rehire or (ii) the close of the first period of five consecutive 1-Year Breaks in Service incurred by him after such payment of his Vested Interest, an amount equal to such payment (including the amount attributable to his Member contributions included in such payment), (A) his said Years of Vesting Service to which such payment related shall be reinstated for all purposes of the Plan and (B) the amount of his Account shall be restored, as of the date of such repayment, to an amount equal to the sum of the amount paid to him and the amount forfeited under the preceding Subsections of this Section. For purposes of the preceding sentence, a Member whose Vested Interest was deemed to have been distributed to him at the time of his Employment Severance shall be deemed to have repaid such distribution upon his rehire as an Employee.
   6.4 DISTRIBUTIONS ON DEATH AFTER EMPLOYMENT SEVERANCE. If a Member dies after his Employment Severance and before his entire Vested Interest has been paid to him, the undistributed portion of his Vested Interest, valued as of the Valuation Date described in Section 6.2, shall be paid to his Death Beneficiary in a lump sum in cash within 60 days after the applicable date described in
Section 6.2. That portion of such Member's Account which is not nonforfeitable under Section 1.1(53) shall be forfeited as of the date of his death and such forfeited amount shall be applied as provided in Section 6.3(5).
   6.5 DISTRIBUTIONS PURSUANT TO A QDRO. If a qualified domestic relations order (as defined in section 414(p) of the Code) so provides, the portion of a Member's Account payable to the alternate payee(s) may be distributed to the alternate payee(s) at the time specified in such order, regardless of whether the Member is entitled to a distribution from the Plan at such time. The portion of the Account so payable shall be valued as of the Valuation Date coincident with or next following the date specified in such order.
   6.6 LATEST TIME OF DISTRIBUTION. (1) The distribution of a Member's Vested Interest shall occur, or if such distribution is to take place over a period of time, such distribution shall begin, as provided in the preceding Sections of this Article, but (subject to the application requirements of Section 6.1) in no event later than 60 days after the close of the Plan Year in which the latest of the following events occur: (a) the date on which the Member attains age 60, (b) the l0th anniversary of the year in which the Member commenced membership in the Plan, or (c) the Member's termination of employment with the Controlled Group.
   (2)(a) Notwithstanding the preceding provisions of this Article, (i) the entire Vested Interest of each Member under the Plan who has not commenced receiving a distribution hereunder shall be distributed to him not later than April 1 of the calendar year following the calendar year in which he attains age

70-1/2 and, with respect to Members who are Employees, on December 31 of each succeeding year, and (ii) the entire interest of a Death Beneficiary under the Plan shall be distributed to him within 5 years after such Member's death. The distributions required by this Subsection shall be made in lump sum payments in cash of the entire amount allocated to the Member's Account on the Valuation Date coinciding with or immediately preceding the date on which any distribution is required to be made pursuant to this Subsection.
   (b) Distributions under the Plan shall be made in accordance with the provisions of section 401(a)(9) of the Code and Treasury Regulations issued thereunder, (including Treasury Regulations Section 1.401(a)(9)-2), which provisions and Regulations are hereby incorporated by reference, provided that such provisions and Regulations shall override the other distribution provisions of the Plan (including the provisions of paragraph (a) of this Subsection) only to the extent that such other Plan provisions are inconsistent with the provisions of section 401(a)(9) of the Code and the Treasury Regulations.
   6.7 WITHDRAWALS ON ACCOUNT OF HARDSHIP. (1) Upon not less than 30 days prior written notice filed with the Administrative Committee, effective as of any Valuation Date, a Member who is an Employee and who has obtained all distributions and withdrawals (other than for Hardship) and all nontaxable loans then available under all plans maintained by the Controlled Group, may request, on a form provided by and filed with the Committee, a withdrawal on account of Hardship of all or a part of his Before-Tax Contributions Sub-Account (excluding any earnings allocated thereto). Upon making a determination that the Member is entitled to a withdrawal on account of Hardship, the Committee shall direct the Trustee to distribute to such Member all or a portion of his Before-Tax Contribution Sub-Account (excluding any net earnings allocable thereto), provided that the amount of the withdrawal shall not be in excess of the amount necessary to alleviate such Hardship. If a withdrawal on account of Hardship is made by a Member pursuant to this Subsection, the following rules shall apply notwithstanding any other provision of the Plan (or any other plan maintained by the Controlled Group) to the contrary: (a) the Member's Before-Tax Contributions to the Plan (or any comparable contributions to any other plan maintained by the Controlled Group) shall be suspended for a period of 12 months following receipt of the Hardship withdrawal; and (b) the amount of the Member's Before-Tax Contributions (and any comparable contributions to any other plan maintained by the Controlled Group) for the Member's taxable year immediately following the taxable year of the Hardship withdrawal shall not be in excess of the applicable limit under section 402(g) of the Code for such next taxable year less the amount of such Member's Before-Tax Contributions (and any comparable contributions to any other plan maintained by the Controlled Group) for the taxable year of the Hardship withdrawal. A Member who has made a withdrawal pursuant to this Section and who desires to resume having Before-Tax Contributions made for him may do so, as of any Valuation Date after the expiration of the suspension period specified in this Section, if he is then an Eligible Employee and he again enrolls as a contributing Member pursuant to Sections 2.2 and 3.1.
   (2) Withdrawals from a Member's Account made pursuant to this Section shall be allocated among the Investment Funds in the same proportion as the value (determined as of the Valuation Date which is the effective date of such withdrawal) of such Member's Before-Tax Contributions Sub-Account invested in each such Investment Fund bears to the total value (determined as of such Valuation Date) of his Before-Tax Contributions Sub-Account.
   6.8 EFFECT OF FIVE CONSECUTIVE 1-YEAR BREAKS IN SERVICE ON VESTING SERVICE. If a Member's Employment Severance occurs and he is subsequently rehired as an Employee after incurring five consecutive 1-Year Breaks in Service, Years of Vesting Service after such five-year period shall not be taken into account for the purpose of determining his Vested Interest in the amount attributable to Employer Contributions allocated to his Account before such five-year period.
   6.9 DISTRIBUTION ON SALE OF ASSETS OR DISPOSITION OF BUSINESS. Notwithstanding the preceding provisions of this Article, in the event that a Member's termination of employment with the Controlled Group is caused by the disposition by an Employer of substantially all of the assets of a trade or business, or its interest in a subsidiary, and such Member continues employment with the corporation acquiring such assets or such subsidiary, the Member, if he so elects on an application filed with the Administrative Committee pursuant to Section 6.1, shall be entitled to a distribution of his Account valued as of the Valuation Date specified in Section 6.3(3) or 6.3(4), as applicable; provided, however, that such Account may only be distributed in the form of a lump sum.
   6.10 TRANSFERS OF ELIGIBLE ROLLOVER DISTRIBUTIONS. (1) If a Member or Spouse is eligible to receive a distribution from the Plan that constitutes an Eligible Rollover Distribution and the Member or Spouse elects to have all or a portion of such distribution paid directly to an "eligible retirement plan" (as defined in Subsection (3) of this Section) and specifies the eligible retirement plan to which the distribution is to be paid, such distribution (or portion thereof) shall be made in the form of a direct rollover to the eligible retirement plan so specified. A Member or Spouse may not elect a direct rollover of a portion of an Eligible Rollover Distribution unless the amount to be rolled over is at least $500. A direct rollover is a payment made by the Plan to the eligible retirement plan so specified for the benefit of the Member or Spouse. Notwithstanding the preceding provisions of this Section, a direct rollover of an Eligible Rollover Distribution shall not be made if a Member's or Spouse's Eligible Rollover Distributions for a Plan Year are reasonably expected to total less than $200.
   (2) The Company shall prescribe reasonable procedures for elections to be made pursuant to this Section. Within a reasonable period of time (as prescribed by Treasury regulations or rulings) before the payment of an Eligible Rollover

Distribution, the Company shall provide a written notice to the Member or Spouse describing his or her rights under this Section and such other information required to be provided under section 402(f) of the Code. Unless otherwise specifically provided herein, for purposes of this Section, the term "Spouse" shall include a former spouse who is an alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code.
   (3) For purposes of this Section, the term "eligible retirement plan" means an individual retirement account or annuity described in section 408 of the Code, a defined contribution plan that meets the requirements of section 401(a) of the Code and accepts rollovers, an annuity plan described in section 403(a) of the Code, or any other type of plan that is included within the definition of "eligible retirement plan" under section 401(a)(31)(D) of the Code; provided, however, that with respect to a Spouse (but not a former spouse who is an alternate payee) who receives a distribution after a Member's death an "eligible retirement plan" shall mean only an individual retirement account or annuity described in section 408 of the Code.

                 ARTICLE VII - ADMINISTRATION OF THE TRUST FUND
                 ----------------------------------------------

   7.1 THE TRUST FUND. The Trust Fund shall be held by the Trustee for the exclusive benefit of the Members and their Beneficiaries and shall be invested by the Trustee upon such terms and in such property as is provided in the Plan and in the Trust Agreement. The Trustee shall, from time to time, make payments, distributions and deliveries from the Trust Fund as provided in the Plan. The Trustee in its relation to the Plan shall be entitled to all of the rights, privileges, immunities and benefits conferred upon it and shall be subject to all of the duties imposed upon it under the Plan and Trust Agreement. The Trust Agreement is hereby incorporated in the Plan by reference, and each Employer, by adopting the Plan, affirms the authority of the Company to execute the Trust Agreement (including any amendment or supplement thereto) in its behalf with respect to the Plan.
   7.2 NO GUARANTEE AGAINST LOSS. Neither the Trustee, the Administrative Committee, the Investment Committee nor any Employer in any manner guarantees the Trust Fund or any part thereof against loss or depreciation. All persons having any interest in the Trust Fund shall look solely to the Trust Fund for payment with respect to such interest.
   7.3 PAYMENT OF BENEFITS. All payments of benefits provided for by the Plan shall be made solely out of the Trust Fund in accordance with instructions given to the Trustee by the Administrative Committee pursuant to the terms of the Plan, and neither any Employer, the Administrative Committee, the

Investment Committee nor the Trustee shall be otherwise liable for any benefits payable under the Plan.
   7.4 NO DIVERSION OF TRUST FUND. Except as specifically provided in other Sections of the Plan, it shall be and is hereby made impossible, at any time prior to the satisfaction of all liabilities with respect to Employees and their Beneficiaries under the Plan, for any part of the corpus or income of the Trust Fund to be (within the taxable year or thereafter) used for, or diverted to, purposes other than the exclusive benefit of Employees or their Beneficiaries.

                           ARTICLE VIII - COMMITTEES
                           -------------------------

   8.1 COMPOSITION OF COMMITTEES. The Administrative Committee and the Investment Committee shall each consist of three or more members who may be, but are not required to be, Members, Employees or directors of an Employer.
The members of the Administrative Committee and the Investment Committee and their successors shall be appointed by the Board to serve for such terms as the Board may fix. Any member of the Administrative or Investment Committee may be removed at any time by the Board, which may also increase, or decrease to not less than three, the number of Committee members. Any member of the Administrative or Investment Committee may resign by delivering his written resignation to the Board. Upon the existence of any vacancy in the membership of the Administrative or Investment Committee, the Board shall appoint a successor, unless the number of Committee members is decreased as provided in this Section.
   8.2 CERTIFICATION OF MEMBERS. The Company shall certify the number and names of the members of the Administrative Committee and the Investment Committee to the Trustee. The Trustee may rely upon such certification until it receives written notice from the Company as to a change in the membership of the Administrative or Investment Committee.
   8.3 FORMALITIES OF COMMITTEE ACTION. The Administrative Committee and the Investment Committee may adopt, and amend from time to time, such rules for its government and the conduct of its business as it deems advisable, including a rule authorizing one or more of its members or its officers to execute instruments on its behalf evidencing its action and the Trustee and any other persons may rely on any instrument signed by such a person or persons so authorized as properly evidencing the action of the Committee. The Administrative or Investment Committee may from time to time, by resolution adopted by it, delegate to one or more of its members or officers, to a sub-committee or sub-committees or to an agent or agents of the Committee, such of the Committee's functions and duties as the Committee deems advisable. The Administrative or Investment Committee shall each elect its Chairman from its membership, and may elect other officers who need not be Committee members. Except as may otherwise be provided by rules or procedures adopted by the Committee, the Administrative and Investment Committees may each act by majority action either at a meeting or in writing without a meeting and any action which purports to be an action of the Committee and which is evidenced by the signatures of a majority of the members of the Committee shall be deemed to be the action of the Committee.
   8.4 ADOPTION OF RULES. The Administrative Committee may from time to time adopt rules for the administration of the Plan. Such rules may be amended by the Administrative Committee from time to time, but such rules, as the same may be amended, (a) insofar as they apply to the rights of Members, shall be uniform in their application to all Members who are similarly situated and (b) shall not be inconsistent with the terms of the Plan or Trust Agreement.

   8.5 FUNCTION AND DUTIES OF ADMINISTRATIVE COMMITTEE. (1) The Administrative Committee shall have such functions and duties and only such functions and duties as are specifically conferred upon it by the Plan or the Trust Agreement or as may be delegated to it pursuant to Section 10.3. A member of the Administrative Committee shall not be disqualified from acting because of any interest, benefit or advantage, inasmuch as Committee members may be directors of an Employer, Employees or Members, but no Committee member shall vote or act in connection with the Committee's action relating solely to himself. Except as may be required by law, no bond or other security need be required of any member of the Administrative Committee in such capacity in any jurisdiction.
   (2) The Administrative Committee shall have sole and absolute discretion to interpret the provisions of the Plan (including, without limitation, by supplying omissions from, correcting deficiencies in, or resolving inconsistencies or ambiguities in, the language of the Plan), to determine the rights and status under the Plan of Members or other persons, to decide disputes arising under the Plan and to make any determinations and findings with respect to the benefits payable thereunder and the persons entitled thereto as may be required for the purposes of the Plan. In furtherance of, but without limiting, the foregoing, the Administrative Committee is hereby granted the following specific authorities, which it shall discharge in its sole and absolute discretion in accordance with the terms of the Plan (as interpreted, to the extent necessary, by the Administrative Committee):
   (a) To resolve all questions arising under the provisions of the Plan as to any individual's entitlement to become a Member;
   (b)  To determine the amount of an Employee's Compensation; and
   (c)  To conduct the review procedure specified in Section 9.3.
All decisions of the Administrative Committee as to the facts of any case, as to the interpretation of any provision of the Plan or its application to any case, and as to any other interpretation, matter or other determination or question under the Plan shall be final and binding on all parties affected thereby, subject to the provisions of Sections 8.7 and 9.3. The Administrative Committee shall instruct the Trustee as to the benefits to be paid under the Plan and shall furnish the Trustee with any information reasonably required by it for the purpose of the payment of such benefits.
   (3) The Administrative Committee may employ such clerical, legal, accounting or other assistance as it deems necessary or advisable for the proper performance of its functions and duties under the Plan.
   8.6 RELIANCE ON RECORDS. The Administrative Committee may rely upon the records of a Controlled Group Member or upon any certificate, statement or other representation made to it by an Employee, a Member, a Beneficiary, a Controlled Group Member, an auditor or the Trustee concerning any fact required to be determined under any of the provisions of the Plan and shall not be required to make inquiry into the propriety of any action by an Employer, an auditor or the Trustee.
   8.7 REVOCABILITY OF ADMINISTRATIVE COMMITTEE ACTION. Any action taken by the Administrative Committee with respect to the rights or benefits of any person under the Plan shall be revocable by the Administrative Committee as to payments or distributions not theretofore made, pursuant to such action, from the Trust Fund; and appropriate adjustments may be made in future payments or distributions to a Member or his Beneficiary to offset any excess payment or underpayment theretofore made to such Member or his Beneficiary from the Trust Fund.
   8.8 RESPONSIBILITIES OF INVESTMENT COMMITTEE. (1) The Investment Committee shall have such responsibilities and authority and only such responsibilities and authority as are specifically conferred upon it by the Plan or Trust Agreement or as may be delegated to it pursuant to Section 10.3. Except as may be required by law, no bond or other security need be required of any member of the Investment Committee in such capacity in any jurisdiction.
   (2) The Investment Committee shall have the responsibilities and authority set forth in the Plan and the Trust Agreement, including, but not limited to, the responsibility and authority to:
   (a)  monitor the performance of the Trustee,

   (b)  select the Investment Funds to be made available pursuant to Section
5.1,
   (c) pursuant to Section 5.5, to select the Investment Fund or Funds that will apply in the absence of a Member's direction,
   (d) designate the person or persons (including the Investment Committee or the Trustee) who will have discretionary investment authority regarding the assets of the Investment Funds, and
   (e) to perform the duties specified in Article XIV with respect to Company Stock.
   8.9 COMPENSATION AND EXPENSES. The members of the Administrative and Investment Committees shall serve without compensation for their services as Committee members unless the Company shall provide for compensation for such services. The reasonable expenses of the Administrative and Investment Committees shall be paid as provided in Section 12.2.
   8.10 UNIFORM ADMINISTRATION. All action taken by the Administrative Committee under the Plan shall treat all persons similarly situated in a uniform and consistent manner.

                         ARTICLE IX - CLAIMS PROCEDURES
                         ------------------------------

   9.1 METHOD OF FILING CLAIM. Any Member or Beneficiary who believes that he is entitled to receive a benefit under the Plan which he has not received may file with the Administrative Committee a written claim specifying the basis for his claim and the facts upon which he relies in making such claim. Such a claim must be signed by the claimant or his authorized representative and shall be deemed filed when delivered to any member of the Administrative Committee.
   9.2 NOTIFICATION TO CLAIMANT. Unless such claim is allowed in full by the Administrative Committee, the Committee shall (within 90 days after such claim was filed, plus an additional period of 90 days if required for processing and if notice of the 90-day extension of time indicating the specific circumstances requiring the extension and the date by which a decision shall be rendered is given to the claimant within the first 90-day period) cause written notice to be mailed to the claimant of the total or partial denial of such claim. Such notice shall be written in a manner calculated to be understood by the claimant and shall state (a) the specific reason(s) for the denial of the claim, (b) specific reference(s) to pertinent provisions of the Plan and/or Trust Agreement on which the denial of the claim was based, (c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and
(d) an explanation of the review procedure specified in Section 9.3. If a claimant does not receive any notice from the Administrative Committee within 90 days after his claim is filed with the Committee, his claim shall be deemed to have been denied.
   9.3 REVIEW PROCEDURE. Within six months after the denial of his claim, the claimant may appeal such denial by filing with the Administrative Committee his written request for a review of his said claim. If the claimant does not file such request with the Committee within such six month period, the claimant shall be conclusively presumed to have accepted as final and binding the initial decision of the Committee on his claim. If such an appeal is so filed within such six months, a Named Fiduciary designated by the Company shall (a) conduct a full and fair review of such claim and (b) mail or deliver to the claimant a written decision on the matter based on the facts and pertinent provisions of the Plan and/or Trust Agreement within a period of 60 days after the receipt of the request for review unless special circumstances require an extension of time, in which case such decision shall be rendered not later than 120 days after receipt of such request. If an extension of time for review is required, written notice of the extension shall be furnished to the claimant prior to the commencement of the extension. Such decision (i) shall be written in a manner calculated to be understood by the claimant, (ii) shall state the specific reason(s) for the decision, (iii) shall make specific reference(s) to pertinent provisions of the Plan and/or Trust Agreement on which the decision is based and (iv) shall, to the extent permitted by applicable law, be final and binding on all interested persons. During such full review, the claimant or his duly authorized representative shall be given an opportunity to review documents that are pertinent to the claimant's claim and to submit issues and comments in writing. If the decision on review is not furnished within such 60-day or 120-day period, as the case may be, the claim shall be deemed denied on review.

                    ARTICLE X - ADMINISTRATION OF THE PLAN
                        AND FIDUCIARY RESPONSIBILITIES
                    --------------------------------------

   10.1 RESPONSIBILITY FOR ADMINISTRATION. Except to the extent that particular responsibilities are assigned or delegated to other Fiduciaries pursuant to the Trust Agreement, other Articles of the Plan or Section 10.3, the Company (as the Administrator) shall be responsible for the administration of the Plan. Each other Fiduciary shall have only such powers, duties, responsibilities and authorities as are specifically conferred upon him or it pursuant to provisions of the Plan or Trust Agreement.
   10.2 NAMED FIDUCIARIES. For the purposes of the Plan, the Named Fiduciaries shall be the Company, the Administrative Committee, the Investment Committee and the Trustee. The Company may designate any other person or persons as a Named Fiduciary or Named Fiduciaries to perform functions specified in such instrument (or in a delegation pursuant to Section 10.3) which relate to the administration of the Plan, provided such designee accepts such designation. Such a designation may be terminated at any time by notice from the Company to the designee or by notice from the designee to the Company.
   10.3 DELEGATION OF FIDUCIARY RESPONSIBILITIES. (1) The Company, the Administrative Committee and the Investment Committee may each delegate to any person or persons any one or more powers, functions, duties and/or responsibilities with respect to the Plan or the Trust Fund.
   (2) Any delegation pursuant to Subsection (1) of this Section, (a) shall be signed on behalf of the delegator, be delivered to and accepted in writing by the delegatee, (b) shall contain such provisions and conditions relating to such delegation as the delegator deems appropriate, (c) shall specify the powers, functions, duties and/or responsibilities therein delegated, (d) may be amended from time to time by written agreement signed on behalf of the delegator and by the delegatee and
(e) may be revoked (in whole or in part) at any time by written notice from one party to the other. A fully executed copy of any instrument relating to any delegation (or revocation of any delegation) under the Plan shall be filed with each of the Named Fiduciaries.
   10.4 IMMUNITIES. Except as otherwise provided in Section 10.5 or by applicable law, (a) no Fiduciary shall have the duty to discharge any duty, function or responsibility which is specifically assigned exclusively to another Fiduciary or Fiduciaries by the terms of the Plan or Trust Agreement or is delegated exclusively to another Fiduciary or Fiduciaries pursuant to procedures for such delegation provided for in the Plan or Trust Agreement; (b) no Fiduciary shall be liable for any action taken or not taken with respect to the Plan or Trust Fund except for his own negligence or willful misconduct; (c) no Fiduciary shall be personally liable upon any contract or other instrument made or executed by him or on his behalf in the administration of the Plan or Trust Fund; (d) no Fiduciary shall be liable for the neglect, omission or wrongdoing of another Fiduciary; and (e) any Fiduciary may rely and shall be fully protected in acting upon the advice of counsel, who may be counsel for any Controlled Group Member, upon the records of a Controlled Group Member, upon the opinion, certificate, valuation, report, recommendation or determination of the Auditor of a Controlled Group Member, or upon any certificate, statement or other representation made by an Employee, a Member, a Beneficiary or the Trustee concerning any fact required to be determined under any of the provisions of the Plan.
   10.5 LIMITATION ON EXCULPATORY PROVISIONS. Notwithstanding any other provision of the Plan or Trust Agreement, no provision of the Plan or Trust Agreement shall be construed to relieve (or have the effect of relieving) any Fiduciary from any responsibility or liability for any obligation, responsibility or duty imposed on such Fiduciary by Part 4 of Title 1 of ERISA.

                           ARTICLE XI - MISCELLANEOUS
                           --------------------------

   11.1 SPENDTHRIFT PROVISIONS. No right or interest of any kind of a Member or Beneficiary in the Trust Fund shall be anticipated, assigned (either in law or equity), alienated or be subject to encumbrance, garnishment, attachment, execution or levy of any kind, voluntary or involuntary, or any other legal or equitable process, except in accordance with a qualified domestic relations order as defined in section 414(p) of the Code. The Administrative Committee shall establish procedures to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders in accordance with section 414(p) of the Code.
   11.2 FACILITY OF PAYMENT. In the event the Committee finds that any Member or Beneficiary to whom a benefit is payable under the Plan is (at the time such benefit is payable) unable to care for his affairs because of physical, mental or legal incompetence, the Committee, in its sole discretion, may cause any payment due to him hereunder, for which prior claim has not been made by a duly qualified guardian or other legal representative, to be paid to the person or institution deemed by the Committee to be maintaining or responsible for the maintenance of such Member or Beneficiary; and any such payment shall be deemed a payment for the account of such Member or Beneficiary and shall constitute a complete discharge of any liability therefor under the Plan.
   11.3 NO ENLARGEMENT OF EMPLOYMENT RIGHTS. Nothing herein contained shall constitute or be construed as a contract of employment between any Employer and any Employee or Member and all Employees shall remain subject to discipline, discharge and layoff to the same extent as if the Plan had never gone into effect. An Employer by adopting the Plan, making contributions to the Trust Fund or taking any other action with respect to the Plan does not obligate itself to continue the employment of any Member or Employee for any period or, except as expressly provided in the Plan, to make any payments into the Trust Fund.
   11.4 MERGER OR TRANSFER OF ASSETS. There shall not be any merger or consolidation of the Plan with, or the transfer of assets or liabilities of the Plan to, any other plan, unless each Member of the Plan would (if the Plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated).
   11.5 ACTION BY COMPANY. Wherever the Company is authorized to act under the Plan (including but not limited to any delegation of its fiduciary powers and responsibilities under the Plan), such action shall be taken, unless otherwise provided in the Plan, by written instrument executed by an officer of the Company. The Trustee may rely on any instrument so executed as being validly authorized and as properly evidencing the action of the Company.
   11.6 SEVERABILITY PROVISION. If any provision of the Plan or Trust Agreement or the application thereof to any circumstance or person is invalid, the remainder of the Plan or

Trust Agreement and the application of such provision to other circumstances or persons shall not be affected thereby.

                         ARTICLE XII - OTHER EMPLOYERS
                         -----------------------------

   12.1 ADOPTION BY OTHER EMPLOYERS. The Employers under the Plan are the Company and those Employers listed on Exhibit A to the Plan. Any other corporation may, with the consent of the Company, adopt the Plan and thereby become an Employer hereunder by executing an instrument of adoption evidencing such adoption and filing a copy thereof with the Company and the Trustee, and such instrument of adoption shall (subject to such terms and conditions as the Company may require) become incorporated in the Plan by reference. Such adoption may be subject to such terms and conditions as the Company requires or approves. By their adoption of the Plan, Employers other than the Company shall be deemed to consent to actions taken by the Company in entering into the Trust Agreement and any other arrangements for the purpose of providing benefits under the Plan, and to authorize the Company to take any actions within the authority of the Company under the terms of the Plan.
   12.2 COSTS AND EXPENSES. The costs and expenses incurred in connection with the administration of the Plan and Trust Fund shall be paid by the Employers or, at the option of the Company, from the Trust Fund.
   12.3 WITHDRAWAL OF EMPLOYER. Any Employer (other than the Company) which adopts the Plan may elect separately to withdraw from the Plan. Any such withdrawal shall be expressed in an instrument executed by the withdrawing Employer and filed with the Company and the Trustee. In the event of such a withdrawal of an Employer, or in the event the Plan is terminated as to an Employer (but not all the Employers) pursuant to Subsection 13.1, such Employer (herein called "former Employer") shall cease to be an Employer, Employer Contributions of such former Employer and Before-Tax Contributions, and Rollover Contributions of or for Employees of such former Employer shall cease.

                    ARTICLE XIII - AMENDMENT OR TERMINATION
                    ---------------------------------------

   13.1 RIGHT TO AMEND OR TERMINATE. Subject to the limitations of Sections 4.5(1) and 7.4 of the Plan, the Company has reserved, and does hereby reserve, the right at any time, without the consent of any other Employer or of the Members, Beneficiaries or any other person, (a) to terminate the Plan, in whole or in part or as to any or all of the Employers or as to any designated group of Employees, Members and their Beneficiaries, or (b) to amend the Plan, in whole or in part. The Plan may be amended only by the Company.
   13.2 PROCEDURE FOR TERMINATION OR AMENDMENT. Any termination or amendment of the Plan pursuant to Section 13.1 shall be expressed in an instrument executed by an officer of the Company and shall become effective as of the date designated in such instrument or, if no date is so designated, on the date of its execution.
   13.3 DISTRIBUTION UPON TERMINATION. If the Plan shall be terminated by the Company pursuant to Section 13.1, Contributions, Before-Tax Contributions, and Rollover Contributions to the Plan shall cease, but the Trust Fund shall be distributed as if the Plan had not been terminated.
   13.4 AMENDMENT CHANGING VESTING SCHEDULE. (1) If any Plan amendment changes any vesting schedule under the Plan, each Member having not less than three years of service shall be permitted to elect, during the election period described in Subsection (2) of this Section, to have his nonforfeitable percentage computed under the Plan without regard to such amendment.
   (2) Such election period shall begin on the date the Plan amendment is adopted and shall end no earlier than the latest of the following dates: (a) the date which is 60 days after the day the Plan amendment is adopted, (b) the date which is 60 days after the day the Plan amendment becomes effective, or
(c) the date which is 60 days after the day the Member is issued written notice of the Plan amendment by the Company.
   (3) For purposes of Subsection (1) of this Section, a Member shall be considered to have completed three years of service if such Member has completed three years of service, whether or not consecutive, without regard to the exceptions of section 411(a)(4) of the Code, prior to the expiration of the election period described in Subsection (2) of this Section.
   13.5 NONFORFEITABLE AMOUNTS. Notwithstanding any other provision of the Plan, upon the termination or partial termination of the Plan or upon complete discontinuance of contributions under the Plan, the rights of all Employees to benefits accrued to the date of such termination or partial termination or discontinuance, to the extent then funded, or the amounts credited to the Employees' Accounts, shall be nonforfeitable.
   13.6 PROHIBITION ON DECREASING ACCRUED BENEFITS. No amendment to the Plan (other than an amendment described in section 412(c)(8) of the Code) shall have the effect of decreasing the accrued benefit of any Member. For purposes of the preceding sentence, a Plan amendment which has the effect of (a) eliminating or reducing an early retirement benefit or a retirement-type subsidy (as defined in regulations of the Secretary of the Treasury) or (b) eliminating an optional form of benefit (except as permitted by any such regulations) with respect to benefits attributable to service before the amendment, shall be treated as decreasing accrued benefits, provided, however, that in the case of a retirement-type subsidy this sentence shall apply only with respect to a Member who satisfies (either before or after the amendment) the preamendment conditions for the subsidy.

                  ARTICLE XIV - RULES REGARDING COMPANY STOCK
                  -------------------------------------------

   14.1 VOTING COMPANY STOCK. Before each annual or special meeting of the shareholders of the Company, the Administrative Committee shall cause to be sent to each Member and Beneficiary who has voting shares of Company Stock allocated to his Account on the record date of such meeting a copy of the proxy solicitation material therefor, together with a form requesting confidential instructions on how to vote the voting shares of Company Stock allocated to his Account. Upon receipt of such instructions, the Trustee shall vote the voting shares allocated to such Member's or Beneficiary's Accounts as instructed. The Trustee shall not vote shares allocated to a Member's or Beneficiary's Account for which no instructions are received. The Trustee shall vote all voting shares of Company Stock which represent forfeited Account values that have not been reallocated at the time of any such proxy solicitation in the same proportion as it exercises voting rights as directed by Members and Beneficiaries. A Member's right to instruct the Trustee with respect to voting shares of Company Stock will not include rights concerning (1) the exercise of any appraisal rights, dissenters' rights or similar rights granted by applicable law to the registered or beneficial holders of Company Stock or (2) the choice of consideration to be received by shareholders in any transaction involving Company Stock. These matters will be decided by the Investment Committee in its discretion.

   14.2 SALE OF COMPANY STOCK. Subject to the rights of Members in a tender offer as described in Section 14.3, the Investment Committee may direct the Trustee to sell shares of Company Stock to any person, including the Company, provided that any sale to the Company or other "disqualified person" within the meaning of Code section 4975 or "party in interest" within the meaning of ERISA section 3(14) is made at a price which is not less than adequate consideration as defined in ERISA section 3(18) and no commission is charged with respect to the sale.
   14.3 TENDER OFFER FOR COMPANY STOCK. In the event of a tender offer for shares of Company Stock subject to Section 14(d)(1) of the Securities Exchange Act of 1934 or subject to Rule 13e-4 promulgated under that Act (as those provisions may from time to time be amended or replaced by successor provisions of federal securities laws), the Administrative Committee will advise each Member who has shares of Company Stock credited to his Account in writing of the terms of the tender offer as soon as practicable after its commencement and will furnish each Member with a form by which he may instruct the Trustee confidentially to tender shares credited to his Account. The Trustee shall tender those shares it has been properly instructed to tender, and shall not tender those shares which it has been properly instructed not to tender or for which no instructions are properly received. The Administrative Committee's advice to Members will include notice that allocated shares for which no instructions are received shall not be tendered and such related documents as are prepared by any person and provided to the shareholders of the Company pursuant to the Securities Exchange Act of 1934. The Administrative Committee may also provide Members with such other material concerning the tender offer as the Committee in its discretion determines to be appropriate. A Member's instructions to the Trustee to tender shares will not be deemed a withdrawal or suspension from the Plan or a forfeiture of any portion of the Member's interest in the Plan. The number of shares to which a Member's instructions apply will be the total number of shares credited to his Account, whether or not the shares are vested, as of the close of business on the day preceding the date on which the tender offer commences. The Investment Committee will advise the Trustee of the commencement date of any tender offer and, until receipt of that advice, the Trustee will not be obligated to take any action under this section. Funds received in exchange for tendered stock will be credited to the Account of the Member whose stock was tendered and shall, at the direction of the Investment Committee, be used by the Trustee to purchase Company Stock, if available on a national securities exchange or in the over-the-counter market, commencing on the earlier of the following dates:
(1) the trading day following the first date on which the closing price of the Company Stock on a national securities exchange or in the over-the-counter market on which the Company Stock is then traded is within 20% of the closing price on the tenth trading day preceding the commencement date of the tender offer or (2) the thirtieth trading day after the expiration date of the tender offer, of which date the Investment Committee will advise the

Trustee. In the interim, the Trustee shall invest such funds in short term investments permitted under the Trust Agreement.

                    ARTICLE XV - TOP-HEAVY PLAN REQUIREMENTS
                    ----------------------------------------

   15.1 DEFINITIONS. For the purposes of this Article, the following terms, when used with initial capital letters, shall have the following respective meanings:
   (1) AGGREGATION GROUP: Permissive Aggregation Group or Required Aggregation Group, as the context shall require.
   (2) COMPENSATION: "Compensation" as defined in Section 4.9(3) (subject to the limitations described in Section 1.1(14)(b)).
   (3) DEFINED BENEFIT PLAN: A qualified plan as defined in section 414(j) of the Code.
   (4) DEFINED CONTRIBUTION PLAN: A qualified plan as defined in section 414(i) of the Code.
   (5) DETERMINATION DATE: For any Plan Year, the last day of the immediately preceding Plan Year, except that in the case of the first Plan Year of the Plan, the Determination Date shall be the last day of such first Plan Year.
   (6) EXTRA TOP-HEAVY GROUP: An Aggregation Group if, as of a Determination Date, the aggregate present value of accrued benefits for Key Employees in all plans in the Aggregation Group (whether Defined Benefit Plans or Defined Contribution Plans) is more than ninety percent (90%) of the aggregate present value of all accrued benefits for all employees in such plans.
   (7)  EXTRA TOP-HEAVY PLAN:  See Section 15.3.
   (8) FORMER KEY EMPLOYEE: A Non-Key Employee with respect to a Plan Year who was a Key Employee in a prior Plan

Year.  Such term shall also include his Beneficiary in the event of his death.
   (9) KEY EMPLOYEE: An Employee or former Employee who is or was a Member and who, at any time during the current Plan Year or any of the four preceding Plan Years, is (a) an officer of an Employer (limited to no more than 50 Employees or, if lesser, the greater of 3 Employees or 10 percent of the Employees) having an annual Compensation greater than 50% of the dollar amount in effect under section 415(b)(1)(A) of the Code for any such Plan Year, (b) one of the 10 Employees owning (or considered as owning within the meaning of section 318 of the Code) the largest interests in an Employer and having annual Compensation of more than the dollar amount in effect under section 415(c)(1)(A) of the Code, (c) a 5-percent owner (as such term is defined in section 416(i)(1)(B)(i) of the Code) or (d) a 1-percent owner (as such term is defined in section 416(i)(1)(B)(ii) of the Code) having an annual Compensation of more than $150,000. For purposes of clause (b) of this Subsection (9), if two Employees have the same interest in an Employer, the Employee having greater annual Compensation shall be treated as having a larger interest. The term "Key Employee" shall also include such Employee's Beneficiary in the event of his death. For purposes of this Subsection, "Compensation" has the meaning given such term by section 414(q)(7) of the Code.
   (10) NON-KEY EMPLOYEE: An Employee or former Employee who is or was a Member and who is not a Key Employee. Such term shall also include his Beneficiary in the event of his death.

   (11) PERMISSIVE AGGREGATION GROUP: The group of qualified plans of an Employer consisting of:
   (a)  the plans in the Required Aggregation Group; plus
   (b) one (1) or more plans designated from time to time by the Administrative Committee that are not part of the Required Aggregation Group but that satisfy the requirements of sections 401(a)(4) and 410 of the Code when considered with the Required Aggregation Group.
   (12) REQUIRED AGGREGATION GROUP: The group of qualified plans of an Employer consisting of:
   (a)  each plan in which a Key Employee participates; plus
   (b) each other plan which enables a plan in which a Key Employee participates to meet the requirements of section 401(a)(4) or 410 of the Code.
   (13) TOP-HEAVY ACCOUNT BALANCE: A Member's (including a Member who has received a total distribution from this Plan) or a Beneficiary's aggregate balance standing to his account as of the Valuation Date coinciding with or immediately preceding the Determination Date (as adjusted by the amount of any Employer Contributions made or due to be made after such Valuation Date but before the expiration of the extended payment period in section 412(c)(10) of the Code), provided, however, that such balance shall include the aggregate distributions made to such Member or Beneficiary during the five (5) consecutive Plan Years ending with the Plan Year that includes the Determination Date (including distributions under a terminated plan which if it had not been terminated would have been included in a Required Aggregation Group), and provided further that if an Employee or former Employee has not performed services for any Employer maintaining the Plan at any time during the 5-year period ending on the Determination Date, his Account (and/or the Account of his Beneficiary) shall not be taken into account.
   (14) TOP-HEAVY GROUP: An Aggregation Group if, as of a Determination Date, the aggregate present value of accrued benefits for Key Employees in all plans in the Aggregation Group (whether Defined Benefit Plans or Defined Contribution Plans) is more than sixty percent (60%) of the aggregate present value of accrued benefits for all employees in such plans.
   (15)  TOP-HEAVY PLAN:  See Section 15.2.
   15.2 DETERMINATION OF TOP-HEAVY STATUS. (1) Except as provided by Subsections (2) and (3) of this Section, the Plan shall be a Top-Heavy Plan if, as of a Determination Date:
   (a) the aggregate of Top-Heavy Account Balances for Key Employees is more than sixty percent (60%) of the aggregate of all Top-Heavy Account Balances, excluding for this purpose the aggregate Top-Heavy Account Balances of Former Key Employees; or
   (b) if the Plan is included in a Required Aggregation Group which is a Top-Heavy Group.
   (2) If the Plan is included in a Required Aggregation Group which is not a Top-Heavy Group, the Plan shall not be a Top-Heavy Plan notwithstanding the fact that the Plan would otherwise be a Top-Heavy Plan under paragraph (a) of Subsection (1) of this Section.
   (3) If the Plan is included in a Permissive Aggregation Group which is not a Top-Heavy Group, the Plan shall not be a Top-Heavy Plan notwithstanding the fact that the Plan would otherwise be a Top-Heavy Plan under Subsection (1) of this Section.
   15.3 DETERMINATION OF EXTRA TOP-HEAVY STATUS. (1) Except as provided by Subsections (2) and (3) of this Section, the Plan shall be an Extra Top-Heavy Plan if, as of the Determination Date:
   (a) the aggregate of Top-Heavy Account Balances for Key Employees is more than ninety percent (90%) of the aggregate of all Top-Heavy Account Balances, excluding for this purpose the aggregate Top-Heavy Account Balances of Former Key Employees; or
   (b) if the Plan is included in a Required Aggregation Group which is an Extra Top-Heavy Group.
   (2) If the Plan is included in a Required Aggregation Group which is not an Extra Top-Heavy Group, the Plan shall not be an Extra Top-Heavy Plan notwithstanding the fact that the Plan would otherwise be an Extra Top-Heavy Plan under paragraph (a) of Subsection (1) of this Section.
   (3) If the Plan is included in a Permissive Aggregation Group which is not an Extra Top-Heavy Group, the Plan shall not be an Extra Top-Heavy Plan notwithstanding the fact that the Plan would otherwise be an Extra Top-Heavy Plan under Subsection (1) of this Section.
   15.4 TOP-HEAVY PLAN REQUIREMENTS. Notwithstanding any other provisions of the Plan to the contrary, if the Plan is a Top-Heavy Plan for any Plan Year, the Plan shall then satisfy the following requirements for such Plan Year:
   (a)  The minimum vesting requirements as set forth in Section 15.5.
   (b)  The minimum contribution requirement as set forth in Section 15.6.
   (c)  The adjustment to minimum benefits and allocations as set forth in
Section 15.7.
   15.5 MINIMUM VESTING REQUIREMENT. If the Plan is a Top-Heavy Plan for any Plan Year, each Employee who has completed at least three Years of Vesting Service and who has an Hour of Service after the Plan becomes a Top-Heavy Plan shall have a nonforfeitable right to 100 percent of his Matching Employer Contributions Sub-Account. The vesting schedule described in the immediately preceding sentence shall cease to be applicable when the Plan ceases to be a Top-Heavy Plan, provided that an Employee's Matching Employer Contributions that become nonforfeitable pursuant thereto before the Plan ceases to be a Top-Heavy Plan shall remain nonforfeitable and the change in the vesting schedule resulting from the inapplicability of the vesting schedule described in the immediately preceding sentence shall be subject to the provisions of
Section 13.4.

     15.6 MINIMUM CONTRIBUTION REQUIREMENT. If the Plan is a Top-Heavy Plan for any Plan Year:
   (a) Each Non-Key Employee who is eligible to share in any Employer Contribution for such Plan Year (or who would have been eligible to share in any such Employer Contribution if a Before-Tax Contribution had been made for him during such Plan Year) shall be entitled to receive an allocation of such Employer Contribution, which is at least equal to three percent (3%) of his Compensation for such Plan Year.
   (b)  The three percent (3%) minimum contribution requirement under paragraph
  (a) above for a Non-Key Employee shall be increased to four percent (4%) if the Employer maintains a Defined Benefit Plan which does not cover such Non-Key Employee.
   (c)  The percentage minimum contribution requirement set forth in paragraphs
  (a) and (b) above with respect to a Plan Year shall not exceed the percentage at which Employer Contributions are made (or required to be made) under the Plan for such Plan Year for the Key Employee for whom such percentage is the highest for such Year.
   (d)  The percentage minimum contribution requirement set forth in paragraphs
  (b) and (c) above may also be reduced or eliminated in accordance with
  Section 15.8(2).
   (e) For the purpose of paragraph (c) above, contributions taken into account shall include like contributions under all other Defined Contribution Plans in the Required Aggregation Group, excluding any such plan in the Required Aggregation Group if that plan enables a Defined Benefit Plan in such Required Aggregation Group to meet the requirements of section 401(a)(4) or section 410 of the Code.
   (f) For the purpose of this Section, the term "Employer Contributions" shall include Before-Tax Contributions made for an Employee.
   15.7 ADJUSTMENT TO MINIMUM BENEFITS AND ALLOCATIONS. If the Plan is a Top-Heavy Plan for any Plan Year, and if the Employer maintains a Defined Benefit Plan which could or does provide benefits to Members in this Plan:
   (a) If the Plan is not an Extra Top-Heavy Plan (but is a Top-Heavy Plan), then the percentage minimum contribution requirement in Section 15.6(a) shall be seven and one-half percent (7-1/2%) for a Non-Key Employee who is covered by this Plan and the Defined Benefit Plan.
   (b)  If the Plan is an Extra Top-Heavy Plan, then parts (a) and (b) of
  Section 4.7(1) shall be calculated by substituting "1.0" for "1.25" for each place such "1.25" figure appears, and section 415(e)(6)(B)(i)(I) of the Code shall be calculated by substituting "$41,500" for "$51,875" for each place such $51,875" amount appears.
   15.8 COORDINATION WITH OTHER PLANS. (1) In applying this Article, an Employer and all Controlled Group Members shall be treated as a single employer, and the qualified plans maintained by such single employer shall be taken into account.

     (2) In the event that another Defined Contribution Plan or Defined Benefit Plan maintained by the Controlled Group provides contributions or benefits on behalf of Members in this Plan, such other plan(s) shall be taken into account in determining whether this Plan satisfies Section 15.4; and the minimum contribution required for a Non-Key Employee in this Plan under
Section 15.6 will be reduced or eliminated, in accordance with the requirements of section 416 of the Code and the Regulations thereunder, if a minimum contribution or benefit is made or accrued in whole or in part in respect of such other plan(s).
   (3) Principles similar to those specifically applicable to this Plan under this Article, and in general as provided for in section 416 of the Code and the Regulations thereunder, shall be applied to the other plan(s) required to be taken into account under this Article in determining whether this Plan and such other plan(s) meet the requirements of such section 416 of the Code and the Regulations thereunder.
   DATED as of November 1, 1994, but actually executed at Cleveland, Ohio, this 9th day of November, 1995.


                                                    THE LINCOLN ELECTRIC COMPANY


                                        By /s/ Frederick G. Stueber
                                          -------------------------------------
                                            Title: Vice President, General
                                                   Counsel and Secretary

                                   EXHIBIT A


                            Participating Employers
                             as of November 1, 1994



The Lincoln Electric Company

                                AMENDMENT NO. 1
                                       TO
                          THE LINCOLN ELECTRIC COMPANY
                             EMPLOYEE SAVINGS PLAN
                          (EFFECTIVE NOVEMBER 1, 1994)
                          -----------------------------

        The Lincoln Electric Company, an Ohio corporation, hereby adopts this Amendment No. 1 to The Lincoln Electric Company Employee Savings Plan (Effective November 1, 1994). The provisions of this Amendment shall be effective as of November 1, 1994.

                                      I.

        Section 1.1(22) and Section 3.5(1) of the Plan are hereby amended by deleting the reference to "section 402(a)(8)" and substituting therefor "section 402(e)(3)".

                                     II.

        Section 1.1(27) of the Plan is hereby amended in its entirety to read as follows:

        "(27) Enrollment Date: November 16, 1994, the first day of each January, April, July and October thereafter, and the Wednesday immediately preceding each Thanksgiving Day after 1994."

                                     III.

        Section 1.1(31)(a) of the Plan is hereby amended by deleting the words "Unless the Company elects one of the simplified methods contained in section 414(q)(12) of the Code or Revenue Procedure 93-42," and substituting therefor the following:

                          "Unless the Company elects one of the simplified methods contained in section 414(q)(12) of the Code or Section 4 of Revenue Procedure 93-42 (including, if elected, the use of a 'snapshot day' as provided in such Procedure) the provisions of which are hereby incorporated by reference,"

                                     IV.

        Section 6.6(2) of the Plan is hereby amended in its entirety to read as follows:

        "(2)(a) To the extent required under the Code, distributions under the Plan shall be made in a manner which satisfies section 401(a)(9) of the Code and Treasury Regulations issued thereunder (including the incidental death benefit requirement of Prop. Treas. Reg. Section 1.401(a)(9)-2), which provisions and Regulations are incorporated into the Plan by reference; provided, however, that such provisions of the Code and Regulations shall override the other distribution provisions of the Plan only to the extent that such other Plan provisions provide for distribution that is less rapid than required under the provisions of the Code and Regulations. Nothing contained in this Section shall be construed as providing any optional forms of payment that are not available under the other distribution provisions of the Plan.

        (b) To the extent required by section 401(a)(9) of the Code, the Vested Interest of a Member who has not commenced receiving a distribution under the Plan shall commence to be distributed to such Member not later than April 1 of the calendar year following the calendar year in which he attains age 70 1/2.

        (c) The Vested Interest of a Member described in paragraph (b) of this Subsection shall be distributed in the manner described in Section 6.3 (as if the Member has incurred an Employment Severance, whether or not the Member has in fact incurred an Employment Severance), provided that the amount distributed in any year shall not be less than the amount required to be distributed under section 401(a)(9) of the Code and the Regulations issued thereunder. For purposes of determining the amount to be distributed in any year pursuant to this paragraph, a Member's Vested Interest shall be based on the value of the Member's Account on the Valuation Date immediately preceding the date of the distribution.

        (d) If distributions to a Member have commenced and the Member dies before his entire Vested Interest has been distributed to him, the remaining portion of such Interest shall be distributed at least as rapidly as under the method of distribution being used as of the date of the Member's death.

        (e) If a Member dies before the distribution of his Vested Interest has commenced, his Vested Interest shall be distributed as provided in Section 6.2 or 6.4, as applicable."

        EXECUTED at Cleveland, Ohio, this 1st day of December, 1994.


                                        THE LINCOLN ELECTRIC COMPANY

                                        By /s/ Frederick G. Stueber
                                           --------------------------
                                           Title: Vice President, General
                                                  Counsel and Secretary

                               AMENDMENT NO. 2
                                      TO
                         THE LINCOLN ELECTRIC COMPANY
                            EMPLOYEE SAVINGS PLAN
                         (EFFECTIVE NOVEMBER 1, 1994)
                         ----------------------------

        The Lincoln Electric Company, an Ohio corporation, hereby adopts this Amendment No. 2 to The Lincoln Electric Company Employee Savings Plan (Effective November 1, 1994).

                                      I.

        Effective as of July 1, 1995, Section 1.1(17) of the Plan is hereby amended by (i) deleting the words "or provisional" and (ii) restating clause
(b) thereof to read as follows:

        "(b) prior to July 1, 1995, any Employees of the Harris Calorific Division of the Company."

                                     II.

        Effective as of November 1, 1994, Section 12.2 of the Plan is hereby amended in its entirety to read as follows:

        "12.2 Costs and Expenses. The costs and expenses incurred in connection with the administration of the Plan and Trust Fund shall be paid from the Trust Fund; provided, however, that the Company, in its absolute discretion, may elect at any time to pay part or all thereof directly, but any such election shall not bind the Company as to its right to elect with respect to the same or other expenses at any other time to have such expenses reimbursed or paid from the Trust Fund."

   EXECUTED at Cleveland, Ohio, this 9th day of November, 1995.

                                        THE LINCOLN ELECTRIC COMPANY

                                        By Frederick G. Stueber
                                           -------------------------
                                           Title: Vice President, General
                                                  Counsel and Secretary

                               AMENDMENT NO. 3
                                      TO
                         THE LINCOLN ELECTRIC COMPANY
                            EMPLOYEE SAVINGS PLAN
                         (Effective November 1, 1994)
                         ----------------------------

        The Lincoln Electric Company, an Ohio corporation, hereby adopts this Amendment No. 3 to The Lincoln Electric Company Employee Savings Plan (Effective November 1, 1994).


                                      I.

        Effective as of October 1, 1995, Section 5.7(3) of the Plan is hereby amended by (i) deleting from the first sentence thereof the words "and shall be expressed in a multiple of $100" and (ii) inserting immediately after the second sentence thereof the following:

        "Notwithstanding the preceding sentence, a Member who has a loan outstanding and is otherwise entitled to a loan under this Section may obtain (not more frequently than once in any calendar year) a new loan, provided that (a) on the effective date of the new loan the outstanding balance of the existing loan is paid in full with a portion of the proceeds of the new loan, and (b) the repayment period of the new loan does not extend beyond five years from the issuance date of the existing loan, or the issuance date of the earliest predecessor loan, whichever is earlier. For purposes of the preceding sentence, a "predecessor loan" is any loan issued under this Section which was paid in full with the proceeds of any other loan issued under this Section that remains outstanding."

                                     II.

        Effective as of November 1, 1994 clause (a) of Section 5.7(4) of the Plan is hereby amended to read as follows:

        "(a) direct the Trustee to liquidate the Member's interest in the Investment Funds, on a pro rata basis, to the extent necessary to provide funds for the loan,"


                                     III.

        Effective as of October 1, 1995, Section 5.7(5)(d)(iii) of the Plan is hereby amended in its entirety to read as follows:

        "(iii) repayment within a specified period of time, which shall not extend beyond five years, unless the loan is used to acquire any dwelling unit which within a reasonable time is to be used (determined at the time the loan is made) as the principal residence of the Member, in which case the maximum repayment period shall not extend beyond fifteen years."


                                     IV.

        Effective as of October 1, 1995, Article VI of the Plan is hereby amended by adding the following new Section at the end thereof:

                "6.11 DISTRIBUTION OF COMPANY STOCK. Notwithstanding the preceding provisions of this Article, a Member or Beneficiary who is eligible to receive a distribution pursuant to this Article 6 (other than pursuant to Section 6.7) may elect to receive that portion of his distribution which is attributable to his interest in the Company Stock Fund in the form of whole shares of Company Stock with any fractional shares of Company Stock in cash."

        EXECUTED at Cleveland, Ohio, this 29th day of September, 1995.



                                        THE LINCOLN ELECTRIC COMPANY



                                        By  /s/ Frederick G. Stueber
                                          ------------------------------------
                                        Title: Vice President, General Counsel
                                               and Secretary